                                                                   Exhibit 10.37


                                                           EXECUTION COUNTERPART

                                                     INTERIM LOAN NO. 01-1035672

================================================================================



                                 LOAN AGREEMENT

                                      AMONG

             CANDLEWOOD PORTFOLIO I, LLC, AS SUCCESSOR BY MERGER TO
                  (I) CANDLEWOOD DETROIT, MI-AUBURN HILLS, LLC;
      (II) CANDLEWOOD CARY, LLC, (III) CANDLEWOOD FT. WORTH, TX-TANACROSS,
            LLC; (IV) CANDLEWOOD GREENSBORO, NC, LLC; (V) CANDLEWOOD
                CHICAGO, IL-HOFFMAN ESTATES, LLC; (VI) CANDLEWOOD
        CHARLOTTE-PINEVILLE, LLC; (VII) CANDLEWOOD DALLAS, TX-PLANO, LLC;
                      AND (VIII) CANDLEWOOD TROY, MI, LLC;

                CANDLEWOOD JERSEY CITY-URBAN RENEWAL, L.L.C.; AND

                         CANDLEWOOD JERSEY CITY, NJ, LLC

                                       AND

                      GMAC COMMERCIAL MORTGAGE CORPORATION



                           DATED: AS OF APRIL 12, 2002



================================================================================

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS

                                                                                         Page
                                                                                         ----
ARTICLE 1
      INCORPORATION OF RECITALS ......................................................    2
ARTICLE 2
      DEFINED TERMS ..................................................................    2
      2.1   "Access Laws" ............................................................    2
      2.2   "Affiliate" ..............................................................    2
      2.3   "Allocated Loan Amount" ..................................................    3
      2.4   "Applicable Laws" ........................................................    3
      2.5   "Asbestos" ...............................................................    3
      2.6   "Assignment of Contracts" ................................................    3
      2.7   "Assignment of Leases" ...................................................    3
      2.8   "Borrower" ...............................................................    3
      2.9   "Breakage Fee" ...........................................................    3
      2.10  "Budget" .................................................................    3
      2.11  "Business Day" ...........................................................    3
      2.12  "Closing Date" ...........................................................    3
      2.13  "Condemnation" ...........................................................    3
      2.14  "Debt" ...................................................................    4
      2.15  "Default Condition" ......................................................    4
      2.16  "Default Rate" ...........................................................    4
      2.17  "Deposit Account" ........................................................    4
      2.18  "Discount Amount" ........................................................    4
      2.19  "Environmental Agreement" ................................................    4
      2.20  "Environmental Laws" .....................................................    4
      2.21  "Environmental Reports" ..................................................    4
      2.22  "Equipment" ..............................................................    4
      2.23  "ERISA" ..................................................................    5
      2.24  "Escrow Fund" ............................................................    5
      2.25  "Event of Default" .......................................................    5
      2.26  "Extension Period" .......................................................    5
      2.27  "FF&E" ...................................................................    5
      2.28  "Financial Agreement" ....................................................    5
      2.29  "Financing Statements" ...................................................    5
      2.30  "Franchise Agreement" ....................................................    5
      2.31  "Franchisor" .............................................................    6
      2.32  "Funding Borrower" .......................................................    6
      2.33  "Governmental Authorities" ...............................................    6
      2.34  "Guarantor" ..............................................................    6

      2.35  "Guaranty Agreement" .....................................................    6
      2.36  "Hazardous Substances" ...................................................    6
      2.37  "Hilton" .................................................................    6
      2.38  "Hilton Indebtedness" ....................................................    6
      2.39  "Hilton Indebtedness Documents" ..........................................    6
      2.40  "Hotel" or "Hotels" ......................................................    6
      2.41  "HPT" ....................................................................    6
      2.42  "HPT-Related Debt" .......................................................    6
      2.43  "Improvements" ...........................................................    6
      2.44  "Indebtedness" ...........................................................    7
      2.45  "Indemnified Parties" ....................................................    7
      2.46  "Indenture of Lease" .....................................................    7
      2.47  "Index" ..................................................................    7
      2.48  "Initial Period" .........................................................    7
      2.49  "Insurance Premiums" .....................................................    7
      2.50  "Insured Casualty" .......................................................    7
      2.51  "Investor" ...............................................................    7
      2.52  "Jersey Mortgage" ........................................................    7
      2.53  "Jersey Property" ........................................................    7
      2.54  "Land" ...................................................................    7
      2.55  "Leases" .................................................................    7
      2.56  "Lender" .................................................................    8
      2.57  "Lender Fee" .............................................................    8
      2.58  "Loan" ...................................................................    8
      2.59  "Loan Commitment" ........................................................    8
      2.60  "Loan Documents" .........................................................    8
      2.61  "Lockbox Agreement" ......................................................    8
      2.62  "Lockout Period" .........................................................    8
      2.63  "Management Agreement" ...................................................    8
      2.64  "Manager" ................................................................    8
      2.65  "Margin" .................................................................    8
      2.66  "Monthly Payment Date" ...................................................    9
      2.67  "Mortgage" ...............................................................    9
      2.68  "Note" ...................................................................    9
      2.69  "Obligations" ............................................................    9
      2.70  "Operating Agreements" ...................................................    9
      2.71  "Other Charges" ..........................................................    9
      2.72  "Partial Release" ........................................................    9
      2.73  "Partial Release Date" ...................................................    9
      2.74  "Person" .................................................................    9
      2.75  "Policies" ...............................................................   10
      2.76  "Preferred Stock" ........................................................   10
      2.77  "Prepayment" .............................................................   10

      2.78  "Prepayment Date" ........................................................   10
      2.79  "Prepayment Notice" ......................................................   10
      2.80  "Prepayment Period" ......................................................   10
      2.81  "Profits" ................................................................   10
      2.82  "Property" or "Properties" ...............................................   10
      2.83  "PZR" ....................................................................   10
      2.84  "Real Estate Tax Abatement" ..............................................   10
      2.85  "Release Price" ..........................................................   10
      2.86  "Repair Escrow Agreement" ................................................   10
      2.87  "Repair Escrow Fund" .....................................................   10
      2.88  "Replacement Reserve Agreement" ..........................................   10
      2.89  "Replacement Reserve Account" ............................................   11
      2.90  "Restoration" ............................................................   11
      2.91  "San Antonio Side Letter" ................................................   11
      2.92  "Securities" .............................................................   11
      2.93  "Surveys" ................................................................   11
      2.94  "Taxes" ..................................................................   11
      2.95  "Title Commitments" ......................................................   11
      2.96  "Title Company" ..........................................................   11
      2.97  "Title Policies" .........................................................   11
      2.98  "Transfer" ...............................................................   11
      2.99  "Zoning Reports" .........................................................   11
ARTICLE 3
      REPRESENTATIONS AND WARRANTIES CONCERNING THE LOAN .............................   11
      3.1   Formation and Existence ..................................................   11
      3.2   Authority and Execution ..................................................   11
      3.3   Fraudulent Transfer ......................................................   12
      3.4   Pending Litigation and Proceedings .......................................   12
      3.5   Enforceable Obligations ..................................................   13
      3.6   Permits ..................................................................   13
      3.7   Notice of Default ........................................................   13
      3.8   Reappraisals .............................................................   13
      3.9   Consent to Assignment ....................................................   13
      3.10  No Assignment of Rights ..................................................   14
      3.11  No Commissions ...........................................................   14
      3.12  No Recording This Agreement ..............................................   14
      3.13  Surveys ..................................................................   14
      3.14  Prior Encumbrances .......................................................   14
      3.15  Financial Statements .....................................................   14
      3.16  Management Agreement .....................................................   15
      3.17  Franchise Agreement ......................................................   15
      3.18  No Adverse Effect ........................................................   15
      3.19  Indenture of Lease .......................................................   15

      3.20  Financial Agreement ......................................................   15
      3.21  Material Adverse Change to the Properties ................................   15
      3.22  No Default or Delinquencies ..............................................   16
      3.23  Notice of Violations .....................................................   16
      3.24  Defects ..................................................................   16
      3.25  Flood Zone ...............................................................   16
      3.26  Licenses and Permits .....................................................   16
      3.27  Zoning ...................................................................   16
      3.28  Utilities ................................................................   17
      3.29  Access ...................................................................   17
      3.30  Condition of the Properties ..............................................   17
      3.31  Construction and Liens ...................................................   17
      3.32  FF&E .....................................................................   17
      3.33  Systems ..................................................................   17
      3.34  Condemnation Proceedings .................................................   18
      3.35  Tax Assessments and Real Estate Tax Abatement ............................   18
      3.36  Disclosure ...............................................................   18
      3.37  Criminal Activity ........................................................   18
      3.38  Purpose of Loan ..........................................................   18
      3.39  Hotel Rooms ..............................................................   18
      3.40  Rights of First Offer and Refusal ........................................   18
      3.41  Parking ..................................................................   18
      3.42  No Collective Bargaining Agreements ......................................   18
      3.43  Survival of Representations ..............................................   19
ARTICLE 4
      COVENANTS AND AGREEMENTS CONCERNING THE LOAN ...................................   19
      4.1   Handicapped Access .......................................................   19
      4.2   ERISA ....................................................................   19
      4.3   Insurance ................................................................   20
      4.4   Payment of Taxes .........................................................   25
      4.5   Escrow Fund ..............................................................   25
      4.6   Lockbox Agreement ........................................................   26
      4.7   Compliance with Laws .....................................................   26
      4.8   Condemnation .............................................................   27
      4.9   Maintenance of the Properties ............................................   29
      4.10  Transfer or Encumbrance of the Properties; Breakage; Prepayment ..........   30
      4.11  Release of Property From the Lien of the Applicable Mortgage .............   33
      4.12  Security for the Loan; Cross-Collateralized Mortgages; Contribution Rights   35
      4.13  Estoppel Certificates: Affidavits ........................................   36
      4.14  Single Purpose Entity ....................................................   37
      4.15  Intentionally Omitted ....................................................   39
      4.16  Books and Records ........................................................   39
      4.17  Performance of Operating Agreements ......................................   40

      4.18  Right of Entry on Properties .............................................   41
      4.19  Contest of Certain Claims ................................................   41
      4.20  Management and Licensing of the Property .................................   42
      4.21  Annual Budget; Accounts ..................................................   44
      4.22  Junior Financing .........................................................   44
ARTICLE 5
      CONDITIONS TO ADVANCE OF LOAN PROCEEDS .........................................   45
      5.1   Committee Approval .......................................................   45
      5.2   Loan Documents ...........................................................   45
      5.3   Release of Hilton Indebtedness ...........................................   46
      5.4   Accounting Review ........................................................   46
      5.5   Title Insurance ..........................................................   46
      5.6   Authority ................................................................   46
      5.7   Opinions of Counsel ......................................................   46
      5.8   No Defaults ..............................................................   46
      5.9   Surveys ..................................................................   47
      5.10  Insurance ................................................................   47
      5.11  Compliance with Laws .....................................................   47
      5.12  Taxes ....................................................................   47
      5.13  Intentionally Omitted ....................................................   47
      5.14  Leases ...................................................................   47
      5.15  Tenant Estoppel Certificates/Subordination Agreements ....................   48
      5.16  Taxpayer Identification Number ...........................................   48
      5.17  Management Agreement and Other Operating Agreements ......................   48
      5.18  Lender Fee ...............................................................   48
      5.19  Permits ..................................................................   48
      5.20  Appraisals ...............................................................   48
      5.21  Environmental Assessment .................................................   48
      5.22  Title Unity ..............................................................   49
      5.23  UCC Letter ...............................................................   49
      5.24  No Construction ..........................................................   49
      5.25  No Flood Hazard Area .....................................................   49
      5.26  Damage, Condemnation or Similar Proceedings ..............................   49
      5.27  Consent, Subordination and Recognition Agreement .........................   49
      5.28  Miscellaneous ............................................................   49
ARTICLE 6
      INDEMNIFICATION AND LIABILITY ..................................................   49
      6.1   Hazardous Substances .....................................................   49
      6.2   Asbestos .................................................................   51
      6.3   Environmental Monitoring .................................................   51
      6.4   Indemnification; Recourse Liability ......................................   52
      6.5   Exculpation ..............................................................   53

ARTICLE 7
      EVENTS OF DEFAULT ..............................................................   56
ARTICLE 8
      RIGHT TO CURE DEFAULTS .........................................................   59
ARTICLE 9
      RIGHTS AND REMEDIES ............................................................   59
      9.1   Remedies .................................................................   59
      9.2   Sums Expended by Lender ..................................................   63
      9.3   Actions and Proceedings ..................................................   63
      9.4   Recovery of Sums Required to Be Paid .....................................   63
ARTICLE 10
      MISCELLANEOUS ..................................................................   64
      10.1  Notices ..................................................................   64
      10.2  Savings Clause ...........................................................   64
      10.3  Waiver of Notice .........................................................   64
      10.4  Remedies of Borrower .....................................................   64
      10.5  Non-Waiver ...............................................................   65
      10.6  No Third Party Beneficiaries .............................................   65
      10.7  Joint and Several ........................................................   65
      10.8  Indemnity ................................................................   65
      10.9  SUBMISSION TO JURISDICTION ...............................................   66
      10.10 Service of Process .......................................................   66
      10.11 WAIVER OF JURY TRIAL .....................................................   66
      10.12 Waiver ...................................................................   66
      10.13 No Oral Modifications ....................................................   67
      10.14 Brokerage ................................................................   67
      10.15 Assignment ...............................................................   67
      10.16 Further Assurances .......................................................   68
      10.17 Construction .............................................................   69
      10.18 Sole Discretion of Lender ................................................   69
      10.19 Survival .................................................................   69
      10.20 Counterparts .............................................................   70
      10.21 Captions .................................................................   70
      10.22 Rights Cumulative ........................................................   70
      10.23 Entire Agreement .........................................................   70
      10.24 No Partnership, Etc ......................................................   70
      10.25 Conflicts Among Documents ................................................   70
      10.26 Time of the Essence ......................................................   71
      10.27 Acknowledgment ...........................................................   71
      10.28 Costs and Expenses .......................................................   71
      10.29 The Indenture of Lease ...................................................   72
      10.30 Property Tax Exemption Provisions ........................................   73
      10.31 Waiver of Marshalling of Assets ..........................................   73

      10.32 Confession of Judgment ...................................................   74
      10.33 Governing Law ............................................................   74

Exhibit A     Legal Description of the Properties

Exhibit B     Form of Consent, Subordination and Recognition Agreement

Schedule 1 Description of the Properties, Allocated Loan Amounts and Business Income Insurance
Schedule 2    Form of Budget
Schedule 3    The Leases
Schedule 4    Operating Agreements
Schedule 5    Description of Real Estate Tax Abatement
Schedule 6    List of FF&E
Schedule 7    Environmental Reports
Schedule 8    Rights of First Offer and Refusal
Schedule 9    Zoning Reports
Schedule 10   List of FF&E Leases

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT ("Agreement") is made as of the 12th day of April, 2002, by and among CANDLEWOOD PORTFOLIO I, LLC, a Delaware limited liability company, as successor by merger to (i) Candlewood Detroit, MI-Auburn Hills, LLC,
(ii) Candlewood Cary, LLC, (iii) Candlewood Ft. Worth, TX-Tanacross, LLC, (iv) Candlewood Greensboro, NC, LLC, (v) Candlewood Chicago, IL-Hoffman Estates, LLC,
(vi) Candlewood Charlotte-Pineville, LLC, (vii) Candlewood Dallas, TX-Plano, LLC, and (viii) Candlewood Troy, MI, LLC, each a Delaware limited liability company ("Portfolio"), having an address for the transaction of business c/o Candlewood Hotel Company, Inc., 8621 East 21st Street North, Suite #200, Wichita, Kansas 67206, CANDLEWOOD JERSEY CITY-URBAN RENEWAL, L.L.C., a New Jersey limited liability company ("Jersey Owner"), having an address for the transaction of business c/o Candlewood Hotel Company, Inc., 8621 East 21st Street North, Suite #200, Wichita, Kansas 67206, CANDLEWOOD JERSEY CITY, NJ, LLC, a Delaware limited liability company ("Jersey Operator"), having an address for the transaction of business c/o Candlewood Hotel Company, Inc., 8621 East 21st Street North, Suite #200, Wichita, Kansas 67206 (Portfolio, Jersey Owner and Jersey Operator, collectively, "Borrower"), CANDLEWOOD HOTEL COMPANY, INC., a Delaware corporation ("Guarantor"), having an address for the transaction of business c/o Candlewood Hotel Company, Inc., 8621 East 21st Street North, Suite #200, Wichita, Kansas 67206, and GMAC COMMERCIAL MORTGAGE CORPORATION, a California corporation ("Lender"), having an address for the transaction of business at 200 Witmer Road, Horsham, Pennsylvania 19044, Attn: Servicing-Executive Vice President.

                                R E C I T A L S:

      A. Borrower has applied to Lender for the refinancing of ten (10) Candlewood Hotel properties described on SCHEDULE 1 attached hereto and made a part hereof (individually a "Hotel" and collectively, the "Hotels"), owned in fee simple by Borrower, which hotels, in the aggregate, contain 1,180 hotel rooms, together with all fixtures, furniture and equipment and related real and personal property necessary or required to operate each such facility as a hotel, together with a sufficient number of paved parking spaces sufficient to satisfy, at a minimum, all legal, zoning and use standards and requirements for each such hotel (individually a "Property" and collectively, the "Properties"). The Properties are located on the respective real property which is more particularly described on EXHIBIT "A" attached hereto and made a part hereof (the "Land").

      B. In reliance upon the representations made by Borrower, Lender has agreed to make a loan in the principal amount not to exceed FIFTY-FIVE MILLION AND NO/100 DOLLARS ($55,000,000.00) for such purposes and upon such terms and conditions as set forth herein.

      C. The parties hereto have attached to this Agreement and incorporated herein the following exhibits:

            Exhibit A - Legal Description of the Properties

            Exhibit B - Form of Consent, Subordination and Recognition Agreement

            Schedule 1 - Description of the Properties, Allocated Loan Amounts
                         and Business Income Insurance

            Schedule 2 - Form of Budget

            Schedule 3 - The Leases

            Schedule 4 - Operating Agreements

            Schedule 5 - Description of Real Estate Tax Abatement

            Schedule 6 - List of FF&E

            Schedule 7 - Environmental Reports

            Schedule 8 - Rights of First Offer and Refusal

            Schedule 9 - Zoning Reports

            Schedule 10 - List of FF&E Leases

      NOW, THEREFORE, Lender agrees to make the Loan to Borrower, and Borrower agrees to use the proceeds of the Loan for the purposes set forth herein and on the Budget and for no other purpose, all in accordance with and subject to the terms of this Agreement. The Loan is evidenced by the Note, is secured by the Mortgages and the other Loan Documents and is guaranteed by the Guarantor pursuant to the Guaranty Agreement. Lender's lien and security interest in and to the Properties must, at all times, be properly perfected in order to assure a first priority lien and security interest in and each Property, and Borrower agrees to execute all mortgages, financing statements and other documents to effectuate the perfection thereof, as Lender may reasonably require from time to time. Further, and in consideration of the foregoing Recitals, the premises and the covenants and conditions, representations and warranties contained herein, the parties hereto agree as follows:

                                   ARTICLE 1
                            INCORPORATION OF RECITALS

      All Recitals set forth above are incorporated into this Agreement as though fully set forth herein.

                                   ARTICLE 2
                                  DEFINED TERMS

      For purposes hereof, the following terms shall have the following meanings:

      2.1 "Access Laws". As defined in Section 4.1 hereof.

      2.2 "Affiliate". Means, with respect to a specified person or entity, another person or entity who: (i) directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control, with the specified person or entity; (ii) is a partner, director, officer or trustee of the specified person or entity or of any person or entity described in clause (i) above; (iii) is a partner of a partnership or joint venture which owns, or is a beneficiary or trustee of a trust which owns, or other owner of any stock or other evidences of beneficial ownership in, the specified person or entity or any person or entity as described in clause (i) above; or (iv) is related to the specified person by blood (including grandparents of the specified person and of his or her spouse and all lineal descendants of such grandparents) or marriage to the specified person or to any person described in (i) above or of the spouse of any of the foregoing persons. For purposes of this definition, the term "control" with respect to a specified person or entity means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the specified person or entity, whether through the ownership of voting stock, by contract or otherwise.

      2.3 "Allocated Loan Amount". The amount of the Loan applicable to each Property as more specifically set forth on SCHEDULE 1 hereof.

      2.4 "Applicable Laws". As defined in Section 4.7 hereof.

      2.5 "Asbestos". As defined in Section 6.2 hereof.

      2.6 "Assignment of Contracts". The Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals, dated as of the date hereof from Borrower for the benefit of Lender, with respect to the Properties.

      2.7 "Assignment of Leases". The Assignment of Leases, Rents and Profits, dated as of the date hereof from Borrower for the benefit of Lender, with respect to the Properties, collectively.

      2.8 "Borrower". As defined in the introduction to this Agreement.

      2.9 "Breakage Fee". As defined in Section 4.10 hereof.

      2.10 "Budget". The budget for the use and application of the Loan and gross income derived from the operation of the Properties, as set forth in the budget delivered by Borrower to Lender on the date hereof with respect to the balance of the current calendar year, and the annual budget to be delivered in accordance with the terms hereof for each subsequent calendar year for so long as any portion of the Debt (defined herein) remains outstanding, in accordance with the form attached hereto as SCHEDULE 2.

      2.11 "Business Day". A day on which commercial banks are not authorized or required by law to close in the Commonwealth of Pennsylvania.

      2.12 "Closing Date". The date hereof.

      2.13 "Condemnation". As defined in Section 4.8 hereof.

      2.14 "Debt". (i) The principal of, interest on and all other amounts, payments and premiums due under the Note and secured by the Mortgages; (ii) any and all additional sums advanced by Lender to preserve any Property or its security interest in any Property, or for taxes, assessments or insurance premiums; and (iii) such additional sums, with interest thereon, as may hereafter be borrowed from Lender, its successors or assigns, by the then record owner of any Property, when evidenced by a promissory note which, by its terms, is secured by any Mortgage (it being contemplated that such future indebtedness may be incurred).

      2.15 "Default Condition". An event which, after the lapse of time or the giving of notice or both, would constitute an Event of Default.

      2.16 "Default Rate". The interest due on the entire outstanding principal balance of the Loan and any other amounts due at an annual rate equal to the lesser of: (a) the maximum rate of interest permitted by applicable law; or (b) five percent (5%) in excess of the variable Adjustable Rate (as defined in the Note) calculated monthly as set forth in the Note.

      2.17 "Deposit Account". A bank account under Lender's name and control, maintained at a depository institution acceptable to Lender, into which all gross income derived from the operation of the Properties is deposited and disbursed pursuant to the terms and conditions of the Lockbox Agreement.

      2.18 "Discount Amount". As defined in Section 4.10 hereof.

      2.19 "Environmental Agreement". The Environmental Indemnity Agreement for the benefit of Lender from Borrower and Candlewood Hotel Company, Inc., a Delaware corporation, jointly and severally, for the purpose of indemnifying Lender from all losses, costs and liabilities relating to Hazardous Substances or breaches of Environmental Laws.

      2.20 "Environmental Laws". As defined in Section 6.1 hereof.

      2.21 "Environmental Reports". Those certain Phase I environmental site assessments listed on SCHEDULE 7 hereof.

      2.22 "Equipment". Means all machinery, furnishings, equipment, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures), inventory and articles of personal property and accessions thereof and renewals, replacements thereof and substitutions therefor (including, without limitation, beds, bureaus, chiffonniers, chests, chairs, desks, lamps, mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, luggage carts, luggage racks, stools, sofas, chinaware, linens, pillows, blankets, glassware, foodcarts, cookware, dry cleaning facilities, dining room wagons, keys or other entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, clock radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, cooling and air-conditioning systems, elevators, escalators, fittings, plants, apparatus, stoves, ranges, refrigerators, laundry machines, tools, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, fuel, conveyors, cabinets, lockers, shelving, spotlighting equipment, dishwashers, garbage disposals, washer and dryers), other customary hotel equipment and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Borrower , or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Land and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Borrower, or in which Borrower has or shall have an interest, now or hereafter located upon the Land and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Land and the Improvements.

      2.23 "ERISA". As defined in Section 4.2 hereof.

      2.24 "Escrow Fund". As defined in Section 4.5 hereof.

      2.25 "Event of Default". As defined in Article 7 hereof.

      2.26 "Extension Period". As defined in the Note.

      2.27 "FF&E". For each Property, all furniture, fixtures, Equipment and other items of tangible personal property located in or attached to any Property, as more specifically described in the respective Mortgage for such Property.

      2.28 "Financial Agreement". That certain 302-NJ2 Jersey City Long Term Tax Exemption Financial Agreement dated December 14, 1998 by and between Owner and the City of Jersey City, a municipal corporation of the State of New Jersey, as authorized by Ordinance 98-089 on July 22, 1998, as amended and restated by the Amended Financial Agreement, dated as of September 13, 1999, and as may be further amended from time to time, following Lender's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

      2.29 "Financing Statements". The UCC financing statements filed in order to perfect Lender's lien on certain personal property, accounts, fixtures and other property interests of Borrower as more particularly described therein.

      2.30 "Franchise Agreement". Means the Franchise Agreement dated substantially of even date herewith, by and between Borrower and Franchisor, pursuant to which Borrower has the right to operate the Hotels described on
SCHEDULE 1 located on the respective Properties under a name and/or hotel system controlled by Franchisor, or any successor agreement between Borrower and Franchisor, approved in advance, in writing by Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

      2.31 "Franchisor". Candlewood Hotel Company, LLC, a Delaware limited liability company.

      2.32 "Funding Borrower". As defined in Section 4.12 hereof.

      2.33 "Governmental Authorities". Any and all courts, boards, agencies, commissions, offices, officers, officials or authorities of any nature whatsoever (including health, zoning, land use and environmental) for any governmental unit (federal, state or local), whether now or hereafter in existence.

      2.34 "Guarantor". As defined in the introduction to this Agreement.

      2.35 "Guaranty Agreement". That Guaranty Agreement dated of even date herewith, from Guarantor for the benefit of Lender, guaranteeing (i) the full repayment of the Loan (the "Payment Guarantee") and (ii) those certain limited non-recourse exceptions (the "Limited Recourse Guarantee"), as set forth in the Guaranty Agreement.

      2.36 "Hazardous Substances". As defined in the Section 6.1 hereof.

      2.37 "Hilton". Hilton Hotels Corporation, a Delaware corporation.

      2.38 "Hilton Indebtedness". Any and all Indebtedness owed by any entity comprising Borrower, Guarantor or any of their Affiliates, as borrower, guarantor or payment party to Hilton, or any of its Affiliates, as lender or payee, as further described in Article 5 hereof.

      2.39 "Hilton Indebtedness Documents". Collectively, the (i) Credit Facility Agreement dated as of November 11, 1996, (ii) the Subordinated Promissory Note dated November 11, 1996 in the original principal amount of $12,457,109.04, (iii) the Subordinated Promissory Note dated July 23, 1997 in the original principal amount of $2,542,890.96, (iv) that certain Amendment to Credit Facility Agreement and Subordinated Promissory Notes dated as of December 20, 2001, and (v) any other instruments, agreements, documents or promissory notes with respect to, evidencing, modifying, amending or restating the Hilton Indebtedness between Candlewood, as borrower, guarantor or obligor and Doubletree Corporation, Hilton or any of its Affiliates, as lender, or their successors and assigns.

      2.40 "Hotel" or "Hotels". As defined in Recital A of this Agreement.

      2.41 "HPT". As defined in Section 4.22 hereof.

      2.42 "HPT-Related Debt". As defined in Section 4.22 hereof.

      2.43 "Improvements". As defined in the Mortgages.

      2.44 "Indebtedness". Means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests (with the exception of the Preferred Stock), (d) all indebtedness guaranteed by such person, directly or indirectly, contingent or otherwise, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss; provided, however, the definition of "Indebtedness" shall not include any Preferred Stock which is owned by the current preferred equity holders or their respective successors and assigns.

      2.45 "Indemnified Parties". As defined in the Section 6.4(b) hereof.

      2.46 "Indenture of Lease". As defined in the Jersey Mortgage.

      2.47 "Index". As defined in the Note.

      2.48 "Initial Period". As defined in the Note.

      2.49 "Insurance Premiums". As defined in Section 4.3 hereof.

      2.50 "Insured Casualty". As defined in Section 4.3 hereof.

      2.51 "Investor". As defined in Section 10.16 hereof.

      2.52 "Jersey Mortgage". That certain Mortgage, Assignment of Leases and Profits, Security Agreement and Fixture Filing from Jersey Owner and Jersey Operator, jointly and severally, as mortgagor, to Lender, as mortgagee, dated of even date herewith and encumbering the Jersey Property.

      2.53 "Jersey Property". That certain real and personal property more specifically described in the Jersey Mortgage located in Jersey City, New Jersey.

      2.54 "Land". As defined in Recital A hereto and more specifically described on Exhibit A attached hereto and made a part hereof.

      2.55 "Leases". Those certain occupancy agreements, leases and subleases with respect to the Properties, as set forth on SCHEDULE 3 hereof.

      2.56 "Lender". As defined in the introduction to this Agreement, and all successors, assigns and participants thereof.

      2.57 "Lender Fee". That non-refundable commitment fee equal to one percent (1%) of the Loan amount, as described in the Loan Commitment.

      2.58 "Loan". The loan evidenced by the Note and disbursed in accordance with and subject to the terms of this Agreement, and any and all renewals, reinstatements, extensions, enlargements or rearrangements thereof, amendments thereto, or any substitute promissory note or notes given therefor.

      2.59 "Loan Commitment". That Conditional Commitment issued by the Lender on March 5, 2002, setting forth the terms and conditions of the Loan, as accepted by Borrower on March 7, 2002.

      2.60 "Loan Documents". This Agreement, the Note, the Loan Commitment, the Mortgages, the Guaranty Agreement, the Environmental Agreement, the Assignment of Contracts, the Replacement Reserve Agreement, the Repair Escrow Agreement, the Lockbox Agreement, the Financing Statements and any and all other documents now or hereafter executed by Borrower, any Guarantor or any other person or party to evidence, govern, secure or guarantee the Loan, together with any and all renewals, reinstatements, extensions, rearrangements, amendments or supplements to any of the foregoing documents.

      2.61 "Lockbox Agreement". The Lockbox-Deposit Account Agreement dated of even date herewith by and among Portfolio, Jersey Owner, Jersey Operator, Manager and Lender whereby all gross income derived from the operation of the Properties is deposited and disbursed pursuant to the terms and conditions of the Lockbox Agreement.

      2.62 "Lockout Period". The period of time extending from the Closing Date up to and including July 31, 2003.

      2.63 "Management Agreement". The agreement for the management of the Properties among Portfolio and Jersey Operator, as owners, and Manager, as manager, dated substantially of even date herewith, together with any and all agreements among Manager, Portfolio and Jersey Operator related thereto and all amendments and supplements thereto approved in advance, in writing by Lender, which approval shall not be unreasonably withheld, conditioned or delayed.

      2.64 "Manager". Candlewood Hotel Company, Inc., a Delaware corporation and its successors and permitted assigns.

      2.65 "Margin". As defined in the Note.

      2.66 "Monthly Payment Date". The first (1st) day of each calendar month prior to the Maturity Date (as defined in the Note).

      2.67 "Mortgage". Collectively, (i) those nine (9) separate mortgages, deeds of trust and security agreements from Portfolio, as grantor or mortgagor, as the case may be, to or in favor of Lender, as grantee, beneficiary or mortgagee, as the case may be, dated of even date herewith, encumbering all Properties other than the Jersey Property, and (ii) the Jersey Mortgage with respect to the Jersey Property, and all given as security for the Debt and other Obligations with respect to the Properties.

      2.68 "Note". The Promissory Note, dated as of the date hereof, executed by Portfolio, Jersey Owner and Jersey Operator, jointly and severally, as makers, and payable to the order of Lender, as payee, in the original maximum principal amount of FIFTY-FIVE MILLION AND NO/100 DOLLARS ($55,000,000.00), and any and all renewals, reinstatements, extensions, enlargements or rearrangements thereof, amendments thereto, or any substitute promissory note or notes given therefor.

      2.69 "Obligations". Any and all of the covenants, conditions, warranties, representations and other obligations (other than to repay the Debt) made or undertaken by Borrower or any Guarantor to Lender as set forth in the Loan Documents, the Management Agreement, the Franchise Agreement and all other documents now or hereafter executed by Borrower or any Guarantor in connection with the Loan, and in any deed, lease, sublease or other form of conveyance or any other agreement pursuant to which Borrower is granted a possessory interest in the Land.

      2.70 "Operating Agreements". The Management Agreement, the Franchise Agreement, the Financial Agreement, all material service contracts pertaining to the Properties, all material contracts and instruments pertaining to all food, liquor and other beverage licenses or permits now or hereafter used at the Properties, and any and all other material agreements and instruments relating to the ownership and operation of the Properties or the Hotels, as set forth on
SCHEDULE 4 hereof.

      2.71 "Other Charges". As defined in Section 4.4 hereof.

      2.72 "Partial Release". As defined in Section 4.11 hereof.

      2.73 "Partial Release Date". As defined in Section 4.11 hereof.

      2.74 "Person". Means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

      2.75 "Policies". As defined in Section 4.3 hereof.

      2.76 "Preferred Stock". The preferred stock or ownership interest in Guarantor owned by the current shareholders of such securities or their respective successors and assigns.

      2.77 "Prepayment". As defined in Section 4.10(f) hereof.

      2.78 "Prepayment Date". As defined in Section 4.10(f) hereof.

      2.79 "Prepayment Notice". As defined in Section 4.10(f) hereof.

      2.80 "Prepayment Period". As defined in Section 4.10(f) hereof.

      2.81 "Profits". As defined in the Mortgages.

      2.82 "Property" or "Properties". As described in Recital A hereof, including the Land, the Hotels, the FF&E and any and all other property (real or personal) which is conveyed by the Mortgages or any other Loan Document and all other property (real or personal) in which a security interest is granted to secure repayment of the Loan, whether individually or collectively.

      2.83 "PZR". The Planning & Zoning Resource Corporation, located in Oklahoma City, Oklahoma.

      2.84 "Real Estate Tax Abatement". As defined in Section 3.35 hereof.

      2.85 "Release Price". As defined in Section 4.11 hereof.

      2.86 "Repair Escrow Agreement". The Repair Escrow Agreement, dated of even date herewith, by and between Borrower and Lender, establishing an escrow account for the completion of repairs, deferred maintenance, environmental remediation work or other work necessary to be performed on any Property.

      2.87 "Repair Escrow Fund". The fund which Borrower shall establish on the Closing Date equal to one hundred twenty-five percent (125%) of any amounts determined by Lender to be necessary to complete repairs, deferred maintenance, environmental remediation work or other work necessary to be performed on any Property pursuant to the terms and conditions of the Repair Escrow Agreement or Sixty-Seven Thousand Three Hundred and No/100 Dollars ($67,300.00). Interest earned on the funds held by Lender in the Repair Escrow Fund shall accrue to the benefit of Borrower and shall be held in the Repair Escrow Fund.

      2.88 "Replacement Reserve Agreement". The Replacement Reserve Agreement, dated of even date herewith, by and between Borrower and Lender, establishing a reserve account for the repair and replacement of certain FF&E as described therein.

      2.89 "Replacement Reserve Account". As defined in Section 4.21 hereof.

      2.90 "Restoration". As defined in Section 4.3 hereof.

      2.91 "San Antonio Side Letter". As defined in Section 3.13 hereof.

      2.92 "Securities". As defined in Section 10.16 hereof.

      2.93 "Surveys". Those certain surveys of the Land addressed to Lender, Borrower and the Title Company prepared in connection with the Loan, and as approved by Lender.

      2.94 "Taxes". As defined in Section 4.4 hereof.

      2.95 "Title Commitments". The mortgagee or loan title insurance commitments issued by the Title Company, and marked by the Title Company in compliance with Section 5.5 hereof.

      2.96 "Title Company". First American Title Insurance Company.

      2.97 "Title Policies". The mortgagee or loan title insurance policies meeting the requirements of this Agreement.

      2.98 "Transfer". As defined in Section 4.10 hereof.

      2.99 "Zoning Reports". Those certain Final Zoning and Site Requirement Summary Reports prepared by PZR with respect to each Property as described on
SCHEDULE 9 attached hereto.

                                   ARTICLE 3
               REPRESENTATIONS AND WARRANTIES CONCERNING THE LOAN

      Borrower and, where appropriate, Guarantor hereby unconditionally represent and warrant, as of the Closing Date to Lender as follows (which representations and warranties have been and will be relied upon by Lender in advancing Loan proceeds to Borrower):

      3.1 Formation and Existence. Each entity comprising the Borrower is duly organized and validly existing in good standing under the applicable laws of the state of their respective creation, and is qualified to do business in and is in good standing in each state in which each Property is located, with full power, right, authority and legal capacity to enter into this Agreement, the Mortgages, the Loan and the Loan Documents to which it is a party and the Borrower has the authority to operate each Property as contemplated hereunder.

      3.2 Authority and Execution. The execution, delivery and performance of the Loan Documents executed or delivered by each entity comprising the Borrower and the consummation of the transactions contemplated thereby: (i) have been duly authorized by all requisite actions;

(ii) have been approved or consented to by all of their respective constituent entities whose approval or consent is required to be obtained; (iii) do not require the approval or consent of any governmental authority having jurisdiction over any entity comprising the Borrower or any of the Properties;
(iv) do not and will not constitute a violation of, or default under, the governing instruments of Borrower or any applicable requirement of a governmental authority; and (v) will not be in contravention of any court or administrative order or ruling applicable to Borrower or any of the Properties, or any mortgage, indenture, agreement, commitment or instrument to which Borrower is a party or by which it or its assets are bound, nor create or cause to be created any mortgage, lien, encumbrance, or charge against the assets of Borrower other than those permitted by the Loan Documents. Borrower further represents and warrants that: (a) it has full power, authority and right to execute, deliver and perform its obligations pursuant to the Mortgages, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Properties pursuant to the terms thereof and to keep and observe all of the terms of the Mortgages on Borrower's part to be performed; and (b) Borrower is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the related Treasury Department regulations, including temporary regulations.

      3.3 Fraudulent Transfer. Each Borrower (i) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and (ii) has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of its assets (including its rights to contribution pursuant to Section 4.12) exceeds and will, immediately following the execution and delivery of the Loan Documents, exceed its total liabilities, including subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of its assets (including its rights to contribution pursuant to Section 4.12) is and will, immediately following the execution and delivery of the Loan Documents, be greater than its probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. Its assets (including its rights to contribution pursuant to Section 4.12) do not and, immediately following the execution and delivery of the Loan Documents, will not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. It does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations).

      3.4 Pending Litigation and Proceedings. There are no actions, suits or proceedings pending, or, to the knowledge of Borrower threatened, nor any pending or, to the knowledge of Borrower, threatened labor disputes, against or affecting Borrower or the Properties, or any other collateral covered by the Loan Documents, or involving the validity or enforceability of the Loan Documents or the priority of the liens created or to be created thereby, at law or in equity, or before or by any governmental authority, which, if adversely determined, would, in the determination of Lender, either individually or in the aggregate, have a material adverse affect on (i) the operation of the Properties as contemplated hereunder, (ii) the ability of Borrower to pay all of its liabilities or to perform all of its obligations in the manner and within the time periods required under the Loan Documents, (iii) the validity, enforceability or consummation of the Loan Documents or the transactions contemplated thereby, or (iv) the title to the Properties, the permitted uses of the Properties or the value of the security provided by the Loan Documents.

      3.5 Enforceable Obligations. This Agreement, the Note, the Mortgages and the other Loan Documents to which Borrower is a party are the legal, valid and binding obligations of Borrower subject, however, to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or other similar laws or equitable principles now or hereafter in effect relating to or affecting the rights and remedies of secured creditors or other obligees in general, and such obligations are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor would the operation of any of the terms of this Agreement, the Note, the Mortgages, and the other Loan Documents, or the exercise of any right thereunder, render this Agreement or the Mortgages unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

      3.6 Permits. All certificates, permits, licenses (including all food, liquor and other beverage licenses) and other authorizations of Governmental Authorities which are necessary for the continued use and operation of the Hotels in accordance with the terms and provisions of the Management Agreement and the Loan Documents have been duly obtained by Portfolio, Jersey Owner or Jersey Operator, as applicable, and shall remain in full force and effect, and copies of the same have been or shall be furnished promptly to Lender when obtained.

      3.7 Notice of Default. Borrower shall immediately notify Lender in writing of (a) any condition that would constitute a Default Condition or an Event of Default, (b) any litigation or proceeding that is brought against any entity comprising the Borrower or the Property, and (c) any material adverse change in the business, properties, or conditions (financial or otherwise) of any entity comprising the Borrower or of Guarantor.

      3.8 Reappraisals. After the date hereof, Borrower shall permit Lender (and Borrower hereby authorizes Lender) to commission, at Borrower's sole cost and expense, one (1) new appraisal of each Property, prepared in accordance with Lender's then current appraisal requirements. Borrower shall cooperate with any additional appraisals commissioned by Lender at Lender's expense.

      3.9 Consent to Assignment. Upon Lender's request, Borrower shall obtain a consent to assignment from each party to each material contract assigned to Lender under the Mortgage and other Loan Documents, in form and substance acceptable to Lender, evidencing such party's consent to the assignment of the contract and agreeing that Lender shall have the right to enforce all rights of Borrower under such contract.

      3.10 No Assignment of Rights. Except as disclosed in those certain title commitments issued in connection with the contemplated transactions, as approved by Lender, Borrower has not directly or indirectly conveyed, assigned or otherwise disposed of or transferred (or agreed to do so) any development rights, air rights or other similar rights, privileges or attributes with respect to the Land, including those arising under any zoning or land use ordinance or other law or governmental requirement.

      3.11 No Commissions. No brokers' fees or commissions are payable with respect to Loan.

      3.12 No Recording This Agreement. Borrower has not and shall not record or permit the recording of this Agreement in land records or other public records without the prior written consent of Lender.

      3.13 Surveys. To Borrower's knowledge, and except as disclosed on the survey of each Property delivered to Lender in connection with this Agreement or as disclosed in that certain side letter between IH San Antonio Limited Partnership, a Texas limited partnership, Normandy, Inc., a Texas corporation, and Guarantor dated March 7, 2002 (the "San Antonio Side Letter"), all of the Improvements which were considered in determining the appraised value of the Properties lie wholly within the boundaries and building restriction lines of the applicable Property, no improvements on adjoining properties encroach upon such Property, and no easements or other encumbrances upon the applicable Land encroach upon any of the Improvements, so as to affect the value or marketability of the Properties. The survey of each Property delivered to Lender in connection with this Agreement has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the respective Property is situated, and, except as disclosed in the San Antonio Side Letter, to Borrower's knowledge, does not fail to reflect any material matter affecting any Property or the title thereto.

      3.14 Prior Encumbrances. The Properties are not subject to any leases, licenses or other use or occupancy agreements other than the Leases described on
SCHEDULE 3 attached hereto and delivered to Lender in connection with this Agreement. No person has any possessory interest in the Properties or right to occupy any portion thereof except under and pursuant to the provisions of the Leases or transient hotel guests in the ordinary course of Borrower's business.

      3.15 Financial Statements. The financial statements of Borrower and Guarantor heretofore furnished to Lender are, as of the date specified therein, complete and correct in all material respects and fairly present the financial condition of Borrower and Guarantor and to Borrower's knowledge are prepared (i) in accordance with the Uniform System of Accounts for hotel and motel properties as approved by the American Hotel and Motel Association (as in effect from time to time, the "Uniform System of Accounts") applied on a consistent basis or (ii) in accordance with other accounting standards, consistently applied, and acceptable to Lender. Borrower does not on the date hereof have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments which in each case are known to Borrower and which, in Borrower's opinion, are reasonably likely to result in a material adverse effect on the Properties or the operation thereof as a hotel, except as referred to or reflected or provided for in the financial statements heretofore furnished to Lender or as otherwise disclosed to Lender herein. Since the last date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower from that set forth in such financial statements as of the dates thereof.

      3.16 Management Agreement. The Management Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

      3.17 Franchise Agreement. The Franchise Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

      3.18 No Adverse Effect. Neither the execution and delivery of the Loan Documents, Borrower's performance under those Loan Documents to which it is a party, nor the recordation of the Mortgages will adversely affect (i) Borrower's rights under the Management Agreement or Franchise Agreement or (ii) the licenses, registrations, permits, certificates, authorizations and approvals necessary for the operation of the Properties as hotels.

      3.19 Indenture of Lease. With respect to the Jersey Property, the Indenture of Lease is in full force and effect and to Borrower's knowledge, there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

      3.20 Financial Agreement. With respect to the Jersey Property, the Financial Agreement is in full force and effect and to Borrower's knowledge, there is no default, breach or violation existing thereunder by any party thereto and no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or violation by any party thereunder.

      3.21 Material Adverse Change to the Properties. Since the date of the last inspection of the Properties by Lender: (i) no portion of the Properties has been damaged and not repaired to Lender's satisfaction, subject to customary wear and tear, or has been taken in condemnation or other similar proceedings; and (ii) no change has occurred in the structure or physical condition of the Properties other than customary wear and tear. Since the date of the information and documentation relating to the Properties furnished to Lender, no material adverse change in the Properties has occurred.

      3.22 No Default or Delinquencies. No default has occurred and is continuing in the performance of any obligation of Borrower or any affiliate of Borrower which would be deemed an Event of Default under the Loan Documents if they were in effect, or any instruments evidencing, securing or guaranteeing any other loan which would constitute a monetary default or a default that permits such lender to accelerate such loan. There exists no fact, event or disclosure in connection with the Loan that reasonably could be expected to cause the Loan to become delinquent or otherwise have a material adverse affect on the Loan or the Properties.

      3.23 Notice of Violations. Except as otherwise previously disclosed to Lender in writing, no notice of violation of any municipal ordinances have been filed against the Properties by any municipal department.

      3.24 Defects. Borrower has no knowledge of any latent or patent defects in the roof, foundations, sprinkler mains, structural, mechanical and HVAC systems and masonry wall in any of the Improvements, except for that certain fire sprinkler head manufacturer's recall with respect to such equipment at the Properties. A true and correct copy of correspondence relating to such matters has been provided to Lender.

      3.25 Flood Zone. No portion of the Properties or Improvements is located in an area identified by the Secretary of Housing and Urban Development , the Federal Emergency Management Act or any successor thereto as an area having special flood hazards pursuant to the National Flood insurance Act of 1968 or the Flood Disaster Protection Act of 1973, or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law, or, if any portion of the Properties or Improvements is now or at any time in the future located within any such area, Borrower has obtained and will maintain the insurance prescribed in Article 4 hereof.

      3.26 Licenses and Permits. Borrower has obtained and has provided to Lender, true and correct copies of all necessary certificates, permits, licenses and other approvals, governmental and otherwise, necessary for the legal use, occupancy and operation of the Properties as hotels, including, without limitation, any applicable food, beverage and liquor licenses, certificate of completion and occupancy permit and the conduct of its business and all required zoning, building code, land use, environmental and other similar permits or approvals, all of which are either in full force and effect as of the date hereof or will be promptly obtained when appropriate after the date hereof and thereafter maintained in full force and effect, and are not or will not be subject to revocation, suspension, forfeiture or modification.

      3.27 Zoning. Except as disclosed in the Zoning Reports, the Properties, the Improvements and the present and contemplated use and occupancy thereof are in full compliance with all applicable zoning ordinances, building codes, land use and Environmental Laws and other similar laws.

      3.28 Utilities. The Properties are served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Properties have accepted such utility service or is equipped to accept such utility service (which would inure to the benefit of the purchaser at a foreclosure sale of the Land in the event of the foreclosure of, or sale under the power contained in any Mortgage), and such utilities lie at the boundaries of the respective real property, including water, storm and sanitary sewer, gas, electric and telephone facilities.

      3.29 Access. Each Property is contiguous to (or has access through a perpetual easement) and has access to a physically and legally open all-weather public street, all public roads and streets necessary for service of and access to such Property for the current or contemplated use thereof have been completed and are physically and legally open for use by the public, and all such rights to streets are irrevocable and are not subordinate to any mortgage other than the applicable Mortgage.

      3.30 Condition of the Properties. The Properties are free from damage caused by fire or other casualty and each Property is in good repair.

      3.31 Construction and Liens. Other than as disclosed in the Title Commitments, all costs and expenses of any and all labor, materials, supplies and equipment used in the construction, renovation or repair of the Improvements have been paid in full and Borrower has no knowledge of any outstanding threat to lien any Property (other than with respect to the Jersey Property) or any claim for payment in connection with such construction, renovation or repair. The Title Company has received such additional assurances, bond or other comfort it may require in order to provide Lender with an acceptable title insurance policy having no title exception for mechanics' or materialmen's liens or potential liens.

      3.32 FF&E. Except as set forth on SCHEDULE 10 hereof, Borrower has paid and is the owner of all furnishings, fixtures and equipment (other than any tenants' property) now located on or used in connection with the operation of the Properties, free and clear of any and all security interests, liens or encumbrances, except the lien and security interest created hereby and any security interest expressly permitted by Lender. Borrower further represents and warrants that the FF&E described on SCHEDULE 6 attached hereto constitutes all of the FF&E necessary to operate the Hotels in accordance with the standards set forth in the Loan Documents, the Management Agreement and the Franchise Agreement.

      3.33 Systems. All liquid and solid waste disposal, septic and sewer systems located on the Properties are in a good and safe condition and repair and in compliance with all Applicable Laws.

      3.34 Condemnation Proceedings. Borrower has received no written notice of an actual or no written or oral notice of a threatened condemnation or eminent domain proceeding by any public or quasi-public authority affecting any Property.

      3.35 Tax Assessments and Real Estate Tax Abatement. The Properties are each assessed for real estate tax purposes as one or more wholly independent tax lot or lots, separate from any adjoining land or improvements owned by Borrower or any other person not constituting a part of such lot or lots, and no other land or improvements is assessed and taxed together with such Property or any portion thereof. Any and all agreements or contracts relating to the abatement of ad valorem taxes with respect to any Property are fully described on SCHEDULE 5 attached hereto (such tax relief, exemption or abatement described therein being the "Real Estate Tax Abatement").

      3.36 Disclosure. Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading. Each of the representations and the warranties made by each Borrower herein or in any other Loan Document(s) is true and correct in all material respects.

      3.37 Criminal Activity. No portion of any Property has been or will be purchased, improved, fixtured, equipped or furnished with proceeds of any criminal or other illegal activity and to Borrower's knowledge, there are no illegal activities or activities relating to controlled substance at any Property.

      3.38 Purpose of Loan. The Loan secured by the Mortgages was obtained solely for the purpose of carrying on or acquiring a business or commercial investment.

      3.39 Hotel Rooms. All of the rooms at the Properties are available for rental by transient hotel guests in the ordinary course of business except for rooms (not to exceed five percent (5%) of all rooms at the Properties) that are temporarily out of service for routine maintenance and repair.

      3.40 Rights of First Offer and Refusal. Except as may be specified on
SCHEDULE 8, no Person has any option or right to acquire any portion of any Property or any interest relating thereto, or a right of first offer or right of refusal to do so (whether exercisable now or upon any subsequent resale of any Property or any portion thereof).

      3.41 Parking. Except as may be disclosed in the Zoning Reports, each Property has available to it adequate parking to comply with all Applicable Laws and to permit the operation of such Property as a hotel, operated in compliance with the Franchise Agreement and the Management Agreement.

      3.42 No Collective Bargaining Agreements. No Property is subject to any collective bargaining or other union contracts.

      3.43 Survival of Representations. Each Borrower agrees that all of the representations and warranties of such Borrower set forth in Article 3 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any portion of the Debt is outstanding (it being acknowledged by Lender that such representations and warranties have been made as of the Closing
Date). All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                                   ARTICLE 4
                  COVENANTS AND AGREEMENTS CONCERNING THE LOAN

      Borrower and, where appropriate, Guarantor hereby unconditionally covenant and agree, for the benefit of Lender, as follows (which covenants and agreements have been and will be relied upon by Lender in advancing Loan proceeds to Borrower):

      4.1 Handicapped Access. (a) Borrower agrees that all of the Properties shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").

            (b) Notwithstanding any provisions set forth herein or in any other document regarding Lender's approval of alterations of any of the Properties, Borrower shall not alter any Property in any manner which would increase Borrower's responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer or other person acceptable to Lender.

            (c) Borrower agrees to give prompt written notice to Lender of the receipt by Borrower of any written complaints or notices issued by any governmental agency, department or instrumentality having jurisdiction over the applicable Property related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

      4.2 ERISA. Borrower covenants and agrees that it shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under this Agreement, the Note, any Mortgage and the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended ("ERISA").

      4.3 Insurance. (a) Borrower, at its sole cost and expense, will keep the all of the Properties insured during the entire term of the Loan for the mutual benefit of Borrower and Lender in accordance with the terms and provisions of this Section against loss or damage by fire and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy covering "all risks of physical loss" including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. The insurance policy shall contain option perils and income loss endorsements and if any of the Hotels or the use of any of the Properties shall at any time constitute legal non-conforming structures or uses, a law and ordinance endorsement. Such insurance shall be in an amount equal to the greater of: (A) the original principal amount of the Loan allocated to each Property by its corresponding Allocated Loan Amount on SCHEDULE 1 hereof (in no event less than the minimum amount required to compensate for damage or loss on a replacement cost basis); (B) the then full replacement cost of the Hotels and the Personal Property (as defined in the Mortgages), without deduction for physical depreciation; and (C) such amount that the insurer would not deem Borrower or Lender a co-insurer under such policies. The deductible in respect of such insurance shall not exceed the lesser of: (1) Ten Thousand and No/100 Dollars ($10,000.00); and (2) one percent (1%) of the face value of such policy, unless a higher deductible is required by law. The premiums for the insurance carried in accordance with this Section shall be paid annually in advance and each policy shall contain the "Replacement Cost Endorsement" with a waiver of depreciation. In addition, there shall be no exclusion for terrorism or terrorist acts in the insurance policies required by this Section.

            (b) Borrower shall also obtain and maintain during the entire term of this Agreement and the Loan, at its sole cost and expense, for the mutual benefit of Borrower and Lender, the following policies of insurance with respect to each Property:

                  (i) Flood insurance if any part of any of the Properties is currently or at any time in the future located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) in an amount at least equal to the lesser of: (A) the outstanding principal amount of the Note; or (B) the maximum limit of coverage available with respect to the Hotels and the Personal Property under such act;

                  (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and "Dram shop" or other liquor liability coverage if alcoholic beverages are sold from or may be consumed at any of the Properties, and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00) and Two Million and No/100 Dollars ($2,000,000.00) general aggregate for the Land and the Hotels, or such greater amount as may be required under the Management Agreement or the Franchise Agreement; in addition, at least $5,000,000.00 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Borrower and all court costs and attorneys' fee incurred in connection with the ownership, operation and maintenance of the Properties;

                  (iii) During the course of any construction of or repairs to any of the Hotels, builder's completed value risk insurance against "all risks of physical loss," (A) including collapse, water damage and transit coverage, in a nonreporting form, covering the total value of work performed or contracted for and equipment, supplies and materials furnished or contracted for, plus interest, costs and other "soft" construction costs as Lender reasonably deems appropriate and for which amount Lender shall notify Borrower in writing, and (B) including a full installation floater to insure all materials stored on the Land but not yet part of the permanent installation;

                  (iv) Business income insurance: (A) with loss payable to Lender, its successors and/or assigns, as their respective interests may appear; (B) covering all risks required to be covered by the insurance provided for in Section 4(a) in amounts not less than those specified on
      Schedule 1 attached hereto with respect to each Property; and (C) containing an extended period of indemnity endorsement which provides that after the physical loss to any Hotel and all personal property has been repaired, the continued loss of income will be insured until the Property is restored (or if such income is not as of the date of restoration at the same level it was at prior to the loss, then until six (6) months following the restoration date), or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on the provisions of this subsection. All insurance proceeds payable to Lender pursuant to this section shall be held by Lender and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Mortgages on the respective dates of payment provided for in the Note except to the extent such amounts are actually and timely paid out of the proceeds of such business income insurance;

                  (v) Insurance, in an amount equal to the lesser of Two Million and No/100 Dollars ($2,000,000.00) per occurrence or the insurable value of the Hotels and the Personal Property, against loss or damage from leakage of sprinkler systems;

                  (vi) Worker's compensation insurance with respect to any employees of Borrower, as required by any governmental authority or legal requirement;

                  (vii) Motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles, containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00) with minimum limits of Four Million and No/100 Dollars ($4,000,000.00) liability umbrella coverage or such greater amount as may be required under the Management Agreement or the Franchise Agreement;

                  (viii) Blanket crime and fidelity bond insurance coverage insuring against losses resulting from dishonest or fraudulent acts committed by Borrower's or Manager's personnel;

                  (ix) Earthquake insurance (including subsidence), if any of the Properties are located in an earthquake prone region, insuring the replacement cost with a maximum deductible of no greater than Twenty-Five Thousand and No/100 Dollars ($25,000.00) or ten percent (10%) of the face amount of such policy;

                  (x) If required by Lender, ordinance or law coverage to compensate for the cost of demolition and the increased cost of construction; and

                  (xi) Such other insurance as may from time to time be required by Lender or as may be reasonably required by the Management Agreement or the Franchise Agreement.

            The insurance coverage required under this section may be offered under a blanket policy or policies covering all of the Properties and other properties and assets not constituting a part of the security hereunder; provided that any such blanket policy shall specify, except in the case of public liability insurance, the portion of the total coverage of such policy that is allocated to the Property.

            (c) Borrower shall increase the amount of insurance required to be provided hereunder at the time that each such policy is renewed (but, in any event not less frequently than once during each twelve (12) month period) by using the Marshall and Swift Index to determine whether there has been an increase in the replacement cost of the improvement since the most recent adjustment of any such policy and, if there has been any such increase, the amount of insurance required to be provided hereunder shall be adjusted accordingly.

            (d) All policies of insurance required pursuant to this Section (collectively, the "Policies"): (i) shall be issued by an insurer fully licensed in the state where the Property is located with an investment grade rating for claims paying ability of "AA" or better by Moody's Investors Service, Inc. and Standard & Poor's Rating Group, or such other rating in Lender's reasonable discretion (or, if not rated investment grade by any of the foregoing, a cut through endorsement from an acceptably rated company will be required); (ii) shall contain a standard "noncontributory mortgagee" clause or endorsement and a "lender's loss payable endorsement" or their equivalents and shall name Lender, its successors and/or assigns, as their respective interests may appear, as an additional insured and loss payee and as the person to which all payments made by such insurance company shall be paid; (iii) shall contain a waiver of subrogation against Lender; (iv) shall be maintained throughout the term of the Mortgages without cost to Lender; (v) shall be assigned and delivered (either originals or certified copies) to

Lender; (vi) shall contain such provisions as Lender deems reasonably necessary or appropriate to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer thereunder, that Lender shall have no liability for insurance premiums thereunder and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation, including any cancellation for non-payment of any premium; and (vii) be reasonably satisfactory in form and substance to Lender, and be approved by Lender in its reasonable discretion as to amounts, form, risk coverage, deductible, loss payees and insureds. Borrower shall pay or cause Manager to pay the premiums for the Policies (the "Insurance Premiums") as they become due and payable. Not later than thirty (30) days prior to the expiration date of each of the Policies, Borrower will deliver to Lender satisfactory evidence of the renewal of each Policy. Notwithstanding anything herein to the contrary, in the event that the Management Agreement requires (1) greater amounts of coverage for any insurance required hereunder, or (2) additional types of insurance coverage, then the Management Agreement insurance requirements shall prevail. In the event Borrower fails to provide, maintain, keep in force, or deliver and furnish to Lender the Policies, Lender may procure such insurance or single-interest insurance for such risks covering Lender's interest, and Borrower will reimburse Lender for all premiums paid by Lender, together with interest thereon from the date paid at the Default Rate, promptly upon demand by Lender. Until such payment is made by Borrower, the amount of all such premiums, together with interest thereon, shall be secured by the Mortgages.

            (e) After the occurrence of any casualty or damage in excess of One Hundred Thousand Dollars ($100,000) to any Property, or any part thereof, Borrower shall give prompt written notice thereof to Lender. All proceeds of insurance from such casualty or damage to such Property in excess of One Hundred Thousand Dollars ($100,000) shall be payable to Lender to the extent of all Debt then secured hereby, and Borrower hereby authorizes and directs any affected insurance company to make payment of such proceeds in excess of One Hundred Thousand Dollars ($100,000) directly to Lender. Borrower shall have the right to settle and adjust any claims, in the amount of One Hundred Thousand Dollars ($100,000) or less for loss, damage, or destruction under any Policy or Policies of insurance, given final approval by Lender, not to be unreasonably withheld. Lender is hereby authorized and empowered by Borrower to participate with Borrower in the settlement, adjustment, or compromise of claims in excess of One Hundred Thousand Dollars ($100,000), provided, however, that following the occurrence and during a continuation of an Event of Default hereunder, Lender is authorized and empowered to settle, adjust or compromise such claims without the consent of, and on behalf of, Borrower. Lender shall have the option, in its sole discretion, of applying all or part of the insurance proceeds resulting from casualty or property damage (i) to the Debt secured hereby in such order as Lender may determine, or (ii) to the repair and restoration of the Property upon such terms and conditions as Lender may reasonably determine ("Restoration"). Nothing contained herein shall be deemed to excuse Borrower from repairing or maintaining the Property or from completing the Restoration of the Property, regardless of whether or not the insurance proceeds are made available for such purpose or whether or not any such proceeds are sufficient for such purpose. The application by Lender of any insurance proceeds to the Debt secured hereby shall not cure or waive any Event of Default under the Mortgages.

            (f) Notwithstanding subparagraph (e) above, Lender agrees to make available to Borrower any insurance proceeds it may receive on account of any damage or destruction to any Property, provided Lender reasonably determines that it is economically feasible to repair and restore the Property to its previous condition prior to the maturity date of the Note and, provided further, that all of the following conditions are satisfied:

                  (i) Borrower is not in default under any of the Loan Documents or the Management Agreement;

                  (ii) The total cost of repairing and restoring the Property to its condition immediately prior to such damage or destruction, as estimated by an architect approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, shall not be greater than the amount of such insurance proceeds together with any sums of cash that Borrower deposits with Lender in advance for the purpose of paying for the costs of such repairs and restoration; and

                  (iii) Borrower shall have provided Lender with evidence or additional security satisfactory to Lender, in Lender's sole discretion, demonstrating Borrower's ability to repay the Note.

            If Lender shall make said proceeds available to Borrower, such proceeds shall be made available in the manner and under the conditions that Lender may reasonably require, including, without limitation, (A) approval by Lender, which approval shall not be unreasonably withheld, conditioned or delayed, of the plans and specifications for such work before such work is commenced; (B) the making of progress payments to Borrower as the work progresses; (C) the furnishing by Borrower of suitable completion or performance bonds and builder's all risk insurance; and (D) written confirmation from the Manager that the Management Agreement shall not be terminated as a result of such casualty or during the course of such Restoration; further, no insurer shall claim any rights of participation and/or assignment of rights with respect to the indebtedness secured hereby. The Property and Improvements thereon shall be repaired and restored so as to be of at least equal value and substantially the same character as prior to such damage or destruction. If such proceeds are made available by Lender to Borrower, any surplus which may remain out of said insurance proceeds after payment of all costs and expenses of such repairs and restoration shall, at the option of Lender, be applied on account of the Debt secured hereby in such order as Lender may determine.

            (g) Borrower shall not carry separate insurance, concurrent in kind or form or contributing in the event of loss, with any insurance required under this Section. Notwithstanding the foregoing, Borrower may carry insurance not required under the Mortgages, provided any such insurance affecting the Property shall be for the mutual benefit of Borrower and Lender, as their respective interests may appear, and shall be subject to all other provisions of this Section.

            (h) In the event the Mortgages are foreclosed, or title to the Property is transferred in extinguishment, in whole or in part, of the Debt secured hereby, all right, title and interest of Borrower in and to all Policies shall inure to the benefit of and pass to the successor in interest of Borrower or the purchaser or grantee of the Property.

      4.4 Payment of Taxes. Borrower shall pay all taxes, assessments (including, without limitation, all assessments imposed under any declaration of covenants, owner's associations or special improvement districts affecting the Property), water rates and sewer rents, now or hereafter levied, assessed or imposed against the Property or any part thereof (collectively, the "Taxes") and all ground rents, maintenance charges, other governmental impositions, and other charges including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Land, now or hereafter levied, assessed or imposed against the Property or any part thereof (collectively, the "Other Charges") as they become due and payable. Borrower will deliver to Lender, at Lender's request, evidence satisfactory to Lender that the Taxes and Other Charges have been so paid, or are not then delinquent, no later than thirty (30) days following the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Subject to the terms of
Section 4.19 below, Borrower shall not suffer, and shall promptly cause to be paid and discharged, any lien or charge whatsoever which may be or become a lien or charge against the Property, and shall promptly pay for all utility services provided to the Property. Borrower shall be entitled to contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount of any Taxes or Other Charges. Notwithstanding the preceding sentence, during the pendency of any such contest Borrower shall pay or cause to be paid all Taxes and Other Charges as and when due and payable, or otherwise in accordance with Article 4.19 hereof.

      4.5 Escrow Fund. On the date hereof, Borrower shall make, or cause to be made, an initial deposit to the Escrow Fund (hereinafter defined) in an amount which, when added to the monthly amounts to be deposited as specified below, will be sufficient in Lender's estimation, to satisfy the next due Taxes and Other Charges and the next due Insurance Premiums. Borrower shall thereafter pay to Lender on the first (1st) day of each calendar month for deposit into escrow, sufficient funds (as estimated from time to time by Lender) to permit Lender to pay the Taxes and Other Charges and the Insurance Premiums payable at least thirty (30) days prior to the due date thereof (the foregoing amounts being hereinafter collectively referred to as the "Escrow Fund"). The Escrow Fund and the monthly installments of principal and interest payable under the Note shall be added together and shall be paid as an aggregate sum by Borrower to Lender. The Escrow Fund shall be held in an account in Lender's name, and Borrower hereby pledges and grants to Lender a security interest in any and all monies now or hereafter deposited in the Escrow Fund as additional security for the payment of the Debt. Lender will apply the Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 4.3 and
4.4 hereof. If the amount of the Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums and Other Charges pursuant to Sections 4.3 and 4.4 hereof, Lender shall, in its discretion, return any excess to Borrower or credit such excess against future payments to be made to the Escrow Fund. If the Escrow Fund is not sufficient to pay the Taxes and Other Charges and the Insurance Premiums when the same are due and payable, Borrower shall promptly pay to Lender, within fifteen (15) days following demand, an amount which Lender shall reasonably estimate as sufficient to make up the deficiency. Upon the occurrence of an Event of Default, Lender may apply any sums then comprising the Escrow Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, any amounts in the Escrow Fund shall constitute additional security for the Debt. To the extent permitted by applicable law, the Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Lender. No earnings or interest on the Escrow Fund shall be payable to Borrower.

      4.6 Lockbox Agreement. Pursuant to the terms and conditions of that certain Lockbox Agreement, all gross income derived from the operation of the Properties shall be deposited directly into the Deposit Account. Absent the existence and continuation of an Event of Default or the occurrence and continuance of a Default Condition, the funds in such Deposit Account (i) shall be made available to Borrower and its agents to pay approved operating expenses for the Properties, debt service for the Loan, reserves and escrows, approved capital expenditures for the Properties, and expenses incurred by Lender on Borrower's behalf or in enforcement of Lender's rights under this Agreement or the Loan Documents in accordance with the Budget approved by Lender, and (ii) excess funds in the Deposit Account shall be promptly remitted to Borrower. During the continuance of an Event of Default, Lender may apply sums on deposit under the Lockbox Agreement against the Debt in such order as Lender deems appropriate.

      4.7 Compliance with Laws. (a) Borrower shall promptly comply with all existing and future federal, state and local laws, orders, ordinances, governmental rules and regulations or court orders affecting the Property, or the use thereof, including State laws, municipal ordinances, agreements with governmental authorities and regulations affecting the Property's tax-exempt status (if applicable), whether now or hereafter applicable to the Property ("Applicable Laws").

            (b) Borrower shall from time to time, upon Lender's reasonable request, provide Lender with evidence reasonably satisfactory to Lender that the Property complies with any Applicable Laws identified by Lender or is exempt from compliance with such Applicable Laws.

            (c) Notwithstanding any provisions set forth herein or in any document regarding Lender's approval of alterations of the Property, Borrower shall not alter the Property in any manner which would materially increase Borrower's responsibilities for compliance with Applicable Laws without the prior written approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Lender's approval of the plans, specifications, or working drawings for alterations of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Applicable Laws. The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants. Lender may condition any such approval upon receipt of a certificate of compliance with Applicable Laws from an independent architect, engineer, or other person acceptable to Lender.

            (d) Borrower shall give prompt notice to Lender of the receipt by Borrower of any written notice from any governmental agency, department or instrumentality having jurisdiction over the applicable Property or Properties related to a violation of any Applicable Laws and of the commencement of any proceedings or investigations which relate to compliance with such Applicable Laws.

            (e) After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the Applicable Laws affecting the Property, provided that (i) no Event of Default which is not related to such Applicable Laws has occurred and is continuing under the Note, the Mortgages or any of the other Loan Documents; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder; (iii) neither the Property nor any part thereof or interest therein nor any of the tenants or occupants thereof shall be affected in any material adverse way as a result of such proceeding; and (iv) Borrower shall have furnished to Lender all other items reasonably requested by Lender.

      4.8 Condemnation. (a) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation, governmental taking or eminent domain proceeding of which Borrower has knowledge or receives notice with respect thereto (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment for such Condemnation and to make any compromise or settlement in connection with such proceeding, subject to the provisions of this Agreement; provided, however, that so long as no Event of Default has occurred and is continuing hereunder or under the Loan Documents, Lender shall not be entitled to exercise said appointment. Notwithstanding any taking by any public or quasi-public authority through eminent domain or otherwise (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note, this Agreement, and the other Loan Documents, and the Debt shall not be reduced until any award or payment therefor shall have been actually received after expenses of collection and applied by Lender to the discharge of the Debt. Lender shall not be limited to the interest paid on the award by the condemning authority but shall be entitled to receive out of the award interest at the rate or rates provided in the Note.

            (b) All proceeds received by Lender in respect of any Condemnation of all or part of the Property, or in respect of damage to all or any part of the Property from governmental action not resulting in a taking of the Property, shall be applied first to reimburse Lender for all costs and expenses, including reasonable attorneys' fees, incurred in connection with the collection of such proceeds. The balance of such proceeds may be applied, at the option of Lender, to the Debt secured hereby in such manner and order as Lender may determine, or toward the Restoration of the Property, upon such conditions as Lender may reasonably determine.

            (c) Notwithstanding subparagraph (b) above, Lender agrees to make available to Borrower any Condemnation proceeds for the repair and restoration of the Property, including without limitation, the purchase of such additional adjoining property as may be necessary in order to comply with all Applicable Laws, provided Lender reasonably determines, in its sole discretion, that it is economically feasible to make such repair and restoration of the Property and, provided further, that all the following conditions are satisfied:

                  (i) Borrower is not in default under any of the Loan Documents or the Management Agreement;

                  (ii) The total cost of repairing and restoring the Property to its condition immediately prior to such Condemnation, as estimated by an architect approved by Lender, which approval shall not be unreasonably withheld, delayed or conditioned, shall not be greater than the amount of such condemnation proceeds together with any sums of cash that Borrower deposits with Lender in advance for the purpose of paying for the costs of such repairs and restoration; and

                  (iii) Borrower shall have provided Lender with evidence or additional security satisfactory to Lender, in Lender's sole discretion, demonstrating Borrower's ability to repay the Note.

            If Lender shall make said proceeds available to Borrower, such proceeds shall be made available in the manner and under the conditions that Lender may reasonably require, including, without limitation, (A) approval by Lender of the plans and specifications for such work before such work is commenced, which approval shall not be unreasonably withheld, delayed or conditioned; (B) the making of progress payments to Borrower as the work progresses; (C) the furnishing by Borrower of suitable completion or performance bonds and builder's all risk insurance; and (D) written confirmation from the Manager and the Franchisor that the Management Agreement and the Franchise Agreement, respectively, shall not be terminated as a result of such Condemnation or during the course of such restoration; further, no insurer shall claim any rights of participation and/or assignment of rights with respect to the indebtedness secured hereby. The Property and Improvements thereon shall be repaired and restored so as to be of at least equal value and substantially the same character as prior to such Condemnation. If such proceeds are made available by Lender to Borrower, any surplus which may remain out of said insurance proceeds after payment of all costs and expenses of such repairs and restoration shall, at the option of Lender, be applied on account of the Debt secured hereby in such order as Lender may determine.

      4.9 Maintenance of the Properties. With respect to each Property: (a) Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Personal Property) without the prior written consent of Lender. Borrower shall promptly comply with all laws, orders and ordinances affecting the Property, or the use thereof, subject to Borrower's right to contest the same as provided in this Agreement. Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any casualty, or become damaged, worn or dilapidated, or which may be affected by any proceeding of the character referred to in Sections 4.3 and 4.8 hereof, and shall complete and pay for any structure at any time in the process of construction or repair on the Land. Except as expressly permitted in writing by Lender, Borrower shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction limiting or defining the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, Borrower will not cause or permit such nonconforming use to be discontinued or abandoned without the prior written consent of Lender. Borrower shall not: (i) change the use of the Land as currently configured and utilized; (ii) permit or suffer to occur any waste on or to the Property or to any portion thereof; or (iii) take any steps whatsoever to convert the Property, or any portion thereof, to a condominium or cooperative form of ownership. Borrower shall not enter into any license, easement, covenant or other agreement affecting the Property without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.

            (b) Borrower shall not commit or suffer any waste on or to the Property or to any portion thereof or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any steps to convert the Property or any portion thereof to a condominium or cooperative form of ownership, or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or the security of the applicable Mortgage. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

            (c) Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof, except as otherwise expressly permitted by Lender.

      4.10 Transfer or Encumbrance of the Properties; Breakage; Prepayment. With respect to each Property: (a) Borrower acknowledges that Lender has examined and relied on the creditworthiness and experience of Borrower and its managing members and principals in owning and operating properties such as the Property in agreeing to make the Loan, and that Lender will continue to rely on Borrower's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt, Lender can recover the Debt by a sale of the Property. Borrower shall not, without the prior written consent of Lender, directly or indirectly, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Property or any part thereof, or permit the Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred (collectively, a "Transfer").

            (b) A Transfer within the meaning of this Section and Agreement shall be deemed to include: (i) an installment sales agreement wherein Borrower agrees to sell any Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of any Property for other than actual occupancy by a transient hotel guest or space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Profits; (iii) if Borrower, Guarantor, or any managing member of Borrower is a corporation, without the prior written consent of Lender which shall not be unreasonably withheld, conditioned or delayed, provided that the acquiring Person has financial strength, assets and management which are not less than that of Guarantor in Lender's sole discretion, the merger, consolidation or voluntary or involuntary sale, exchange, conveyance or Transfer of such corporation's stock (or the stock of any corporation directly or indirectly (at any tier) controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock, in one or a series of transactions, in any such case the result of which is that an aggregate of more than forty-nine percent (49%) of such corporation's stock (or such controlling corporation's stock) shall be vested, legally or beneficially, in a party or parties who are not now stockholders, but which shall not include a sale, assignment or other transfer of, or the grant of a security interest in, the Preferred Stock by those Persons who are currently shareholders of such securities; (iv) if Borrower, Guarantor or any general partner or managing member (or if no managing member, any member) of Borrower is a limited or general partnership or joint venture, (A) any merger or consolidation of such entity or of any entity directly or indirectly (at any tier) controlling such entity, (B) the change, removal or resignation of a general partner, managing partner or joint venturer, the admission of a new general partner, managing partner or joint venturer, or the direct or indirect (at any tier) transfer or pledge of the legal or beneficial rights to the partnership interests of any general partner, managing partner or joint venturer or any profits or proceeds related thereto, or (C) the voluntary or involuntary merger, consolidation, sale, exchange, conveyance or direct or indirect (at any tier) transfer of legal or beneficial rights to the profits or other partnership interests in such partnership or joint venture, or the creation or issuance of new partnership interests, in one or a series of transactions, in any such case the result of which is that an aggregate of more than forty-nine percent (49%) of such entity's partnership or venturer interests shall be vested, legally or beneficially, in a party or parties who are not now partners or venturers; and
(v) if Borrower, Guarantor or any general partner or member of Borrower or Guarantor is a limited liability company, (A) any merger or consolidation of such entity or of any entity directly or indirectly (at any tier) controlling such entity (other than Guarantor); (B) the change, removal or resignation of a managing member or of a non-member manager (or if no managing member or non-member manager, any member), or the direct or indirect (at any tier) transfer of the legal or beneficial ownership of membership interests or "units" of a managing member or of a non-member manager (or if no managing member or non-member manager, any member) or any profits or proceeds relating to such membership interests or "units", or (C) the voluntary or involuntary sale, exchange, conveyance or direct or indirect (at any tier) transfer of membership interests or "units" in such limited liability company, or the creation or issuance of new membership interests or "units" in one or a series of transactions, in any such case the result of which is that an aggregate of more than forty-nine percent (49%) of such company's membership interests or "units" shall be vested, legally or beneficially, in a party or parties who are not now members.

            (c) No Transfer of the Property, or of any interest therein, shall be permitted during the term of the Loan without Lender's prior written approval (except for leases in the ordinary course of business entered into in accordance with the terms of the Mortgage). Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property without Lender's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property regardless of whether voluntary or not, or whether or not Lender has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Property. Notwithstanding the foregoing or anything else to the contrary in any Loan Document, Borrower may not sell, convey, alienate, pledge or transfer any portion of any Property or prepay any portion of the Loan prior to the expiration of the Lockout Period.

            (d) Borrower agrees to bear and shall pay or reimburse Lender on demand for all reasonable expenses (including, without limitation, Lender's reasonable out-of-pocket attorney's fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Lender in connection with the review, approval or disapproval, and documentation of any such Transfer.

            (e) The Loan may not be assumed, in whole or in part, by any entity or individual, including any Affiliate of Borrower, during the Lockout Period, after the Lockout Period or at any other time during the term of the Loan. Lender's prior written consent, in its sole discretion, to a Transfer shall not be deemed to be a waiver of Lender's right to require such consent in the future. Any Transfer made in contravention of this Section shall be null and void and of no force or effect.

            (f) (i) The Loan may not be prepaid, in whole or in part, prior to the expiration of the Lockout Period. Borrower explicitly acknowledges and agrees that, in consideration of Lender receiving the economic return it has bargained for and expects in connection with its reservation of funds hereunder, the Loan may not be prepaid in whole or in part until the expiration of the Lockout Period. If all or any part of the principal amount of the Note is prepaid upon acceleration of the Loan following the occurrence of an Event of Default during the Lockout Period or during the Prepayment Period (as hereinafter defined), then in addition to the payments otherwise required under the Note, Borrower shall be required to pay to Lender an amount (the "Breakage Fee") equal to (1) the present value of the Discount Amount (as hereinafter defined) as determined by Lender, discounted at a rate per annum equal to the most current Index (as defined in the Note) rate from the end of the Lockout Period to the date of such prepayment, plus (2) any and all losses, costs, fees and expenses of Lender, each to the extent that such losses, costs, fees and expenses are incurred or sustained directly or indirectly as a result of such prepayment of the Loan, including without limitation, any costs or expenses of Lender in cancelling or breaking any LIBOR contract or interest rate hedging agreement which Lender may have entered into in connection with this Loan. As used herein, "Discount Amount" shall mean an amount equal to the product of (x) the principal amount of such prepayment, (y) the Margin, and (z) a fraction, the numerator of which shall equal the actual number of days from and including the date of such prepayment to but excluding the final date of the Lockout Period, and the denominator of which is 360. The Breakage Fee to be paid in connection with any prepayment under this subsection (f) shall be determined in good faith by Lender and shall be conclusive and binding on Borrower (absent manifest error). For purposes of this Section 4.10, the amount of the Note (or the portion of the principal of the Note to be prepaid upon acceleration) on the date of prepayment shall be determined after giving effect to any payment of scheduled amortization made on such date. Notwithstanding anything in the Note or in any other Loan Document to the contrary, Borrower shall not be obligated to pay any Breakage Fee in the event of a prepayment during the Lockout Period or the Prepayment Period as a result of the application to the Debt of any insurance proceeds or condemnation proceeds pursuant to the terms of Sections 4.3 or 4.8 of this Agreement.

                  (ii) From and after the date which is the first (1st) day of the sixteenth (16th) month after the Closing Date, or August 1, 2003, up to and including that date which is twenty-one (21) months after the Closing Date, or January 31, 2004 (the "Prepayment Period"), Borrower may prepay the Loan in increments of One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Prepayment"), subject to the satisfaction, in Lender's sole discretion, of all of the following conditions precedent:

                        (1) Borrower shall provide not less than forty-five (45)
            days prior written notice (the "Prepayment Notice") to Lender of its intention to prepay a portion of the Loan, the amount of the intended Prepayment and the date upon which such Prepayment shall be made (the "Prepayment Date").

                        (2) No Event of Default or Default Condition shall exist
            on the Prepayment Date or the date the Prepayment Notice is given.

                        (3) Borrower shall pay to Lender an amount equal to one
            percent (1%) of the Prepayment made to Lender simultaneously with the Prepayment.

                  (iii) From and after the date which is the first (1st) day after the end of the Prepayment Period, or February 1, 2004, the Loan may be prepaid in whole or in part at any time, together with accrued interest to the date of such prepayment on the principal amount prepaid, without penalty or premium, provided that if a prepayment is made otherwise than on a Monthly Payment Date and is not received by the Lender prior to 2:00 p.m. EST, Maker shall pay interest on the amount prepaid through the next Business Day following the date of such prepayment. Any such prepayment shall be subject, in each case, to the satisfaction of the condition precedent that Maker shall provide not less than forty-five (45) days' prior written notice to Lender specifying the Monthly Payment Date (or, if applicable, any other date) on which such prepayment is to occur and indicating the principal amount of this Note to be so prepaid.

      4.11 Release of Property From the Lien of the Applicable Mortgage. (a) During the Lockout Period, a release of one or more Property from the lien of the applicable Mortgage and the terms and provisions of the Loan Documents, whether in whole or in part, shall not be permitted. From and after the expiration of the Lockout Period, any Property other than the Jersey Property, may be released from the lien of the applicable Mortgage and the terms and conditions of the Loan Documents (the "Partial Release"), subject to the satisfaction, in Lender's sole discretion, of all of the following conditions precedent:

                  (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender of the Monthly Payment Date upon which Borrower intends to effect a Release hereunder (the "Partial Release Date") identifying the subject Property.

                  (ii) No Event of Default or Default Condition under any of the Loan Documents to which Borrower is a party shall exist on the Partial Release Date.

                  (iii) Borrower shall deposit with Lender for application to the Debt then outstanding a sum equal to one hundred and twenty-five percent (125%) of the Allocated Loan Amount with respect to such Property as reflected on SCHEDULE 1 hereto, plus accrued interest on the Allocated Loan Amount for such Property through the date of payment to the Lender (the "Release Price").

                  (iv) Borrower shall deliver a release of the applicable Property from the lien of the applicable Mortgage, Financing Statements and other applicable Loan Documents evidencing the lien against such Property (for execution by Lender), in forms appropriate for the jurisdiction in which such Property is located and acceptable to Lender and Lender's counsel.

                  (v) The Debt Service Coverage Ratio, as determined by Lender, for all Properties then remaining in the collateral pool securing the Loan shall be not less than 1.40 to 1.0, provided, however, if the Jersey Property would be the sole remaining Property securing the Loan subsequent to the proposed Partial Release, the Debt Service Coverage Ratio for the Jersey Property shall be not less than 1.60 to 1.0, as determined by Lender. Borrower shall be permitted, without payment of any prepayment fee, to prepay to Lender sums in excess of that which would otherwise be required hereunder, in order to achieve the required Debt Service Coverage Ratio required hereunder, in Lender's sole determination. As used herein, "Debt Service Coverage Ratio" means the ratio of (x) Net Operating Income to (y) Total Annual Debt Service. As used herein, "Net Operating Income" means as of any date of determination, the difference between the aggregate amount of all gross revenues derived and collected from the Properties for the twelve (12) month period immediately preceding the date of such determination and the aggregate amount of all project operating expenses incurred or chargeable in connection with the Properties or allocable thereto during such twelve (12) month period, together with such adjustments thereto as Lender shall reasonably deem necessary in accordance with its then-current underwriting standards to reflect the actual net operating income of the Properties. As used herein, "Total Annual Debt Service" for the Loan means, as of any date of determination, the greater of (A) the then outstanding principal amount of the Loan Amount times a loan constant of ten and nine-tenths percent (10.9%), which is a numerical factor defined by the Interest Rate and the applicable amortization schedule (based on the current month's Interest Rate multiplied by twelve (12)) and (B) the actual Loan debt service paid during the twelve (12) consecutive months prior to the date of such determination.

                  (vi) Borrower shall have paid to Lender all accrued and unpaid principal, interest, the deferred financing fee on the portion of the Loan being prepaid and all other sums due under the Note, this Agreement and the other Loan Documents up to the Partial Release Date. In addition, Borrower shall pay on demand all costs and expenses (including reasonable attorneys' fees) incurred by Lender directly or indirectly in connection with the Partial Release, whether or not the Partial Release actually occurs. Without limitation of the foregoing, Borrower shall pay on demand any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with Partial Release.

            Upon compliance with all of the requirements and conditions pertaining to the Partial Release set forth above, Lender shall release or cause the release of the applicable

Property from the lien of the applicable Mortgage and the other Loan documents in accordance with the terms hereof and thereof.

      4.12 Security for the Loan; Cross-Collateralized Mortgages; Contribution Rights. (a) Each entity comprising Borrower hereby acknowledges and agrees that the Loan is secured by, among other things, Lender's mortgage lien on, assignment of leases and rents from, and security interest in all of the Properties. Such mortgage lien, assignment and security interest is evidenced by, among other instruments, the Mortgages encumbering the Properties listed on
SCHEDULE 1 hereof. The Mortgages are cross-defaulted; they are also cross-collateralized in that the Property described in each such mortgage serves as collateral for the full amount of the Loan. In order to reduce Borrower's expenditure for mortgage and recording taxes and for title insurance premiums, and in order to establish certain partial release prices, Lender has agreed to allocate the Loan among the various Properties, such amount being the Allocated Loan Amount as to each Property as more specifically set forth in SCHEDULE 1 hereof. Notwithstanding such allocation made by Lender at Borrower's request, Borrower acknowledges and agrees that each Property secures the full amount of the Loan, and that, except for any releases of Properties made pursuant to
Section 4.11 above, no such Property shall be released from the lien of the applicable Mortgage and other Loan Documents until satisfaction in full of all amounts outstanding under the Loan, including fees and expenses due Lender. Borrower shall not claim or assert that any Property is entitled to be released from the lien of the mortgage or deed of trust applicable to such Property regardless of whether the outstanding principal balance of the Loan has been reduced by an amount that equals or exceeds the Allocated Loan Amount allocated to such Property. Borrower acknowledges that following the occurrence and during the continuance of an Event of Default, Lender may pursue its rights and remedies, at Lender's option, against one Property, or against several Properties or against all Properties without in any way exhausting or restricting Lender's ability to subsequently, in one or more proceedings, pursue other available remedies. Lender shall not be required to marshal assets.

            (b) Contribution. To provide for just and equitable contribution among Borrowers, if any payment is made by a Borrower (a "Funding Borrower") hereunder or under the Note or any other Loan Document in respect of the Obligations, such Funding Borrower shall be entitled to a contribution from other Borrowers for all payments, damages and expenses incurred by such Funding Borrower under or in connection with such Obligations, such contributions to be made in the manner and to the extent set forth below. Any amount payable as a contribution under this Agreement shall be determined as of the date on which the related payment is made by a Funding Borrower.

            (c) Calculation of Contributions. Each Borrower shall be liable for contributions to each Funding Borrower in respect of all payments, damages and expenses incurred by such Funding Borrower hereunder or under the Note or any other Loan Document in an aggregate amount, subject to Section 4.12(d) hereof, equal to (i) the ratio of (x) the fair market value, as of the Closing Date, of the Property or Properties owned by such Borrower to (y) the fair market value, as of the Closing Date, of the Properties owned by all Borrowers, multiplied by (ii) the aggregate amount of such payments, damages and expenses incurred by such Funding Borrower under or in connection with the Obligations.

            (d) Rights to Contribution Subordinated. Each Borrower agrees that all of its rights to receive contribution under this Section 4.12 (whether for payments, damages, expenses or otherwise) and all of its rights, if any, to be subrogated to any of the rights of Lender shall be subordinated in right of payment (in liquidation or otherwise) to the prior payment in full in cash of all of the Obligations (whether for principal, interest, premium or otherwise). If any amount shall at any time be paid to a Borrower on account of such rights of contribution or subrogation, or in contravention of the provisions of this
Section 4.12(d) at any time, such amount shall be held in trust, segregated from the other assets of such Borrower, for the benefit of the Lender and shall promptly be paid to the Lender. The foregoing shall constitute a continuing offer to, and agreement with, all persons that from time to time may become holders of, or continue to hold, Obligations under this Agreement, and the provisions of the foregoing sentence are made for the benefit of such holders and such holders, as third-party beneficiaries hereunder, are entitled to enforce such provisions.

      4.13 Estoppel Certificates: Affidavits. (a) Within ten (10) days after request by Lender, Borrower shall furnish Lender or any proposed assignee of the Loan with a statement, duly acknowledged and certified, setting forth: (i) the amount of the original principal amount of the Note; (ii) the then outstanding principal balance of the Note; (iii) the most recent rate of interest of the Note of which Borrower has received notice; (iv) the terms of payment and maturity date of the Note; (v) the date on which installments of interest and/or principal were last paid; (vi) except as provided in such statement, there are no defaults or events with which the passage of time or the giving of notice or both would constitute an event of default under any of the Loan Documents to which each Borrower is a party; (vii) any offsets or defenses to the payment of the Debt to Borrower's knowledge; (viii) that the Note, this Agreement, the Mortgages and the other Loan Documents to which each Borrower is a party are valid, legal and binding obligations of such Borrower, which have not been modified or if modified, giving particulars of such modification; (ix) all Leases and other agreements necessary for the use and operation of the Property, including without limitation, all food, liquor and other beverage licenses and all other necessary permits and governmental approvals, are in full force and effect, have not been modified, or if modified, setting forth all modifications, and are not, to the knowledge of Borrower, in default or if any of such agreements are in default, setting forth the specific nature of all such defaults; (x) that the Management Agreement is in full force and effect, has not been modified and is not, to the knowledge of Borrower, in default, or if in default, setting forth the specific nature of such default; (xi) the Financial Agreement is in full force and effect; and (xii) as to any other matters reasonably requested by Lender and reasonably related to the Management Agreement, the Leases, the obligations secured hereby, the Properties, this Agreement or the Mortgages.

            (b) Within thirty (30) days after request by Lender which is made in connection with a proposed sale, assignment, transfer or participation of the Loan or during the occurrence and continuance of an Event of Default or Default Condition, each Borrower shall furnish Lender or any proposed assignee of the Loan with a certificate reaffirming all representations and warranties of such Borrower set forth herein and in the other Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes.

            (c) Borrower shall deliver to Lender upon request, an estoppel certificate from the Manager attesting to such facts regarding the Management Agreement as Lender may reasonably require, including, but not limited to, attestations that such agreement is in full force and effect with no defaults thereunder on the part of Manager or, to Manager's knowledge, any other party, stating the amount of base management fees, incentive management fees and all other fees and sums payable by Borrower under the Management Agreement, and that the Manager claims no defense or offset against the full and timely performance of its obligations under the Management Agreement in form and substance reasonably satisfactory to Lender; provided, however, that Borrower shall not be required to deliver such certificates more frequently than once in any consecutive twelve (12) month period except upon any sale or transfer (or proposed sale or transfer) of the Loan by Lender or upon the occurrence and during the continuance of an Event of Default or a Default Condition.

      4.14 Single Purpose Entity. Each entity comprising the Borrower hereby represents and warrants, and covenants for so long as any obligations secured by any Mortgage remain outstanding, as follows:

            (a) Borrower does not and will not own any asset or property other than: (i) the Properties; and (ii) the Personal Property necessary for the ownership or operation of the Properties for their intended purpose.

            (b) Each Borrower does not and will not engage in any business other than the ownership, management and operation of its respective interest in the Properties, and Borrower will conduct and operate its business in all material respects as presently conducted and operated and will not change the use of the Properties.

            (c) Other than the Indenture of Lease, the Management Agreement and the Franchise Agreement, Borrower will not enter into any contract or agreement with Guarantor or any Affiliate, except upon terms and conditions that are substantially similar to those that would be available on an arms-length third-party basis.

            (d) Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than: (i) the Debt, and (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are customary and reasonable under the circumstances, and further subject to the provisions set forth in Section 4.22 hereof. Except with Lender's prior written approval in each instance, no indebtedness other than the Debt is or shall be secured by any Property. Lender's approval shall be granted or withheld at Lender's sole discretion. In connection with any such financing approved by Lender, Borrower shall be required to obtain and deliver to Lender a subordination and standstill agreement from such lender which shall be in form and substance satisfactory to Lender in its sole discretion.

            (e) Borrower has not made and will not make any loans or advances to any third party (including any constituent party, Guarantor or any Affiliate of Borrower, of any constituent party or of Guarantor), except in de minimis amounts in the ordinary course of business and of the character of trade or operational expenses.

            (f) Borrower has done or caused to be done, and will do or cause to be done, all things necessary to preserve its existence, and Borrower will not, nor will Borrower permit any constituent party or Guarantor, to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents, as the case may be, of Borrower or such constituent party or Guarantor in a manner which would adversely affect the Borrower's existence as a single purpose entity.

            (g) Borrower will maintain books and records and bank accounts separate from those of its Affiliates and any constituent party. The requirements of the preceding sentence may, at the sole discretion of Lender, be waived by Lender to the extent it has received from Borrower and has notified Borrower in writing that Lender has accepted evidence, in the form of dispositive judicial determinations, rating agency publications, legal opinions or otherwise, that controlling court decisions no longer hold that the covenants set forth in the preceding clause are material or significant elements in a Borrower maintaining its "single purpose" nature and avoiding a potential consolidation into the bankruptcy or reorganization of an affiliated entity. Borrower shall not change the principal place of its business or the jurisdiction of formation without the prior written consent of Lender.

            (h) Each of the entities comprising the Borrower is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate or constituent party of such Borrower or any Affiliate or constituent party of Guarantor), and will use and conduct its business in its own name.

            (i) Neither Borrower nor any constituent party will cause or seek the dissolution or winding up, in whole or in part, of Borrower.

            (j) Borrower will not commingle its funds and other assets with those of, or pledge its assets for the benefit of, any Affiliate or constituent party of Borrower, any Affiliate or constituent party of Guarantor, or any other person.

            (k) Borrower does not or will not hold itself out to be responsible for the debts or obligations of any other person and does not or will not pay another person's liabilities out of its own funds.

                  (l) Borrower will not consent to the filing of any petition to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, and Borrower will not make an assignment for the benefit of its creditors.

                  (m) Portfolio's sole member, Candlewood Holding I, LLC, a Delaware limited liability company, shall at all times maintain at least one (1) independent manager, which Person shall meet and continue to meet throughout the term of the Loan, the requirements set forth in that certain Certification of Independent Manager dated as of the date hereof given in favor of Lender.

                  (n) Jersey Owner shall at all times maintain at least one (1) independent manager, which Person shall meet and continue to meet throughout the term of the Loan, the requirements set forth in that certain Certification of Independent Manager dated as of the date hereof given in favor of Lender.

                  (o) Jersey Operator shall at all times maintain at least one
(1) independent manager, which Person shall meet and continue to meet throughout the term of the Loan, the requirements set forth in that certain Certification of Independent Manager dated as of the date hereof given in favor of Lender.

         4.15 Intentionally Omitted.

         4.16 Books and Records. (a) Borrower shall keep and maintain full and adequate books and records of account in accordance with methods acceptable to Lender in its sole discretion, consistently applied. Borrower will furnish, or cause to be furnished to Lender, within thirty (30) days after the close of each calendar month, the following items, each certified by a senior financial officer of Borrower as true, correct and complete as of the end of and for such period (subject to normal year-end adjustments), and as having been prepared in accordance with the Uniform System of Accounts, consistently applied: (i) a written occupancy statement dated as of the last day of the most recently ended calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (ii) monthly and year to date operating statements detailing the total revenues received and total expenses incurred in connection with the ownership and operation of the Properties, including a comparison of the budgeted income and expenses and the actual income and expenses for such month and the year to date (which operating information shall include the Improvements); and (iii) a written statement dated as of the last day of the most recently ended month showing the percentage of hotel or motel rooms rented and occupied during such month and the average daily room rate charged during such month. Upon request by Lender, Borrower will provide a detailed explanation of any variances of ten (10%) percent or more between budgeted and actual amounts for such periods. Borrower shall furnish, within ninety (90) days following the end of each calendar year, (x) a statement of the financial affairs and condition of the Properties, including a statement of profit and loss for each Property for the immediately preceding fiscal year and

(y) an annual audit and balance sheet of Borrower, all prepared by financial professionals in a manner consistent with those financial statements supplied to Lender prior to the date hereof, and all certified as true and correct without qualification by Borrower or, if required by Lender, an independent certified public accountant acceptable to Lender. Borrower shall deliver to Lender on or before December 31 of each calendar year an itemized operating budget and capital expenditure budget for each Property and a management plan for each Property for the next succeeding calendar year in such detail as Lender may reasonably request. Borrower shall promptly after receipt deliver to Lender copies of all quality inspection reports or similar reports or inspection results that are delivered to it by Manager or Franchisor, as the case may be. All information required to be furnished to Lender pursuant to this Section shall be on the form approved in advance by Lender. Lender shall have the right to conduct an independent audit of any of the above financial information at its own expense at any time. In the event that an error in excess of two percent (2%) of the amount being audited is discovered, the cost of the audit shall be borne by Borrower.

                  (b) Borrower and its Affiliates shall furnish Lender with such other additional financial or management information as may, from time to time, be reasonably required by Lender in form and substance reasonably satisfactory to Lender.

                  (c) Lender and its advisors shall have the right upon prior written notice to examine the records, books, management and other papers of Borrower or of Guarantor which reflect upon their financial condition, during reasonable business hours at the Properties or at any office regularly maintained by Borrower or Guarantor where the books and records are located. Lender and its advisors shall have the right upon notice to make copies and extracts from the foregoing records and other papers. In addition, Lender, its agents, accountants and attorneys shall have the right to examine, upon reasonable notice, and audit the books and records of Borrower or of Guarantor pertaining to the income, expenses and operation of each Property during reasonable business hours at any office of Borrower or Guarantor where the books and records are located. Lender shall use reasonable efforts, and shall cause its advisors to use reasonable efforts, not to disclose confidential or proprietary information of Borrower and Guarantor reviewed pursuant hereto.

         4.17 Performance of Operating Agreements. (a) Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any Operating Agreement pertaining to the Properties, including but not limited to the Financial Agreement. Upon reasonable request by Lender, Borrower shall deliver to Lender estoppel certificates from Franchisor with respect to the Franchise Agreement in form and substance reasonably satisfactory to Lender; provided, however, that Borrower shall not be required to deliver such certificates more frequently than once in any consecutive twelve (12) month period except upon any sale or transfer (or proposed sale or transfer) of the Loan by Lender.

                  (b) Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of the Operating Agreements and shall:

                           (i) diligently proceed to cure any default and satisfy any demand made upon it pursuant to the Operating Agreements, including, but not limited to, the Financial Agreement;

                           (ii) promptly notify Lender in writing of any default under the Operating Agreements and provide Lender with copies of any notices delivered in connection therewith, including, but not limited to, the Financial Agreement;

                           (iii) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the other party under the Operating Agreements, including, but not limited to, the Financial Agreement;

                           (iv) grant Lender the right, but Lender shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Operating Agreements on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under said Operating Agreements shall be kept unimpaired and free from default, including, but not limited to, the Financial Agreement; and

                           (v) promptly provide Lender with copies of the annual certifications or such other documentation reasonably acceptable to Lender, reflecting the amount of taxes abated for the prior year as either prepared by the City of Jersey City, New Jersey with respect to the Jersey Property under the Financial Agreement, or as prepared by another party reasonably acceptable to Lender.

         4.18 Right of Entry on Properties. Lender and its agents shall have the right to enter and inspect any Property during normal business hours upon reasonable notice

         4.19 Contest of Certain Claims. Notwithstanding the provisions of subparagraph (b) of Article 7 hereof, Borrower shall not be in default for failure to pay or discharge Taxes, Other Charges or a mechanic's or materialman's lien asserted against any Property if, and so long as: (a) Borrower shall have notified Lender of such nonpayment and the reasons therefor within ten (10) days of obtaining knowledge thereof; (b) Borrower shall diligently and in good faith contest such Taxes, Other Charges or lien by appropriate legal proceedings which shall operate to prevent the enforcement or collection thereof and the sale of the Property or any part thereof, in satisfaction thereof; (c) Borrower shall have furnished to Lender a cash deposit, or an indemnity bond satisfactory to Lender with a surety reasonably satisfactory to Lender, in the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, or an endorsement to Lender's policy of title insurance with respect to such Property insuring that the lien of the insured mortgage or deed of trust, as applicable, is not impaired, lessened or released as a result of such encumbrance, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of such Property or any part thereof; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; and (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other mortgage or security interest covering or affecting any part of the Property. Notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the reasonable opinion of Lender, the Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. Lender may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established.

         4.20 Management and Licensing of the Property. Borrower further covenants and agrees with Lender as follows:

                  (a) Borrower shall cause the Hotel located on each Property to be operated pursuant to the Management Agreement and the Franchise Agreement.

                  (b) Borrower shall:

                           (i) pay all sums required to be paid by Borrower under the Management Agreement and the Franchise Agreement and promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Management Agreement and the Franchise Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;

                           (ii) promptly notify Lender in writing of any default under the Management Agreement or the Franchise Agreement of which it is aware and provide Lender with copies of any written notices delivered in connection therewith;

                           (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Management Agreement or the Franchise Agreement, as the case may be;

                           (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the Manager under the Management Agreement and the Franchise Agreement;

                           (v) assign, and does hereby assign and transfer, to Lender any right it may have to modify, amend or supplement the Management Agreement and the Franchise Agreement, such that any attempted modification, amendment or supplement of the Management Agreement or the Franchise Agreement in any material respect without the prior written consent of Lender shall be null and void and have no legal force or effect;

                           (vi) grant Lender the right, but Lender shall be under no obligation, to pay any sums and to perform any act or take any action as may be appropriate to cause all the terms, covenants and conditions of the Management Agreement or the Franchise Agreement on the part of Borrower to be performed or observed to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower in, to and under the Management Agreement and the Franchise Agreement shall be kept unimpaired and free from default;

                           (vii) use its reasonable efforts to obtain, from time to time, from the Manager and Franchisor, as applicable, such certificates of estoppel with respect to compliance by Borrower with the terms of the Management Agreement and/or the Franchise Agreement as may be requested by Lender;

                           (viii) exercise each individual option, if any, to extend or renew the term of the Management Agreement and the Franchise Agreement upon demand by Lender made at any time within one year of the last day upon which any such option may be exercised, and Borrower hereby expressly authorizes and appoints Lender its attorney-in-fact to exercise any such option in the name of and upon behalf of Borrower, which power of attorney shall be irrevocable and shall be deemed to be coupled with an interest; provided, however, that so long as Borrower is not in default hereunder or under any of the Loan Documents, Lender shall not be entitled to exercise the foregoing appointment; and

                           (ix) promptly notify Lender in writing and provide Lender with copies of any written notices delivered to Borrower, including, without limitation, any notice of violation of any laws, regulations, or ordinances or other notice from any governmental or quasi-governmental authority, or any notice of default under the Leases, the Management Agreement, the Franchise Agreement or any other document or agreement relating to the Properties, which contain information that, if true, might materially adversely affect the value, use or operation of the Properties.

                  (c) Borrower shall not, without Lender's prior written consent: (i) surrender, terminate or cancel the Management Agreement; (ii) surrender, terminate or cancel the Franchise Agreement; (iii) reduce or consent to the reduction of the term of the Management Agreement; (iv) reduce or consent to the reduction of the term of the Franchise Agreement; (v) increase or consent to the increase of the amount of any charges under the Management Agreement;
(vi) increase or consent to the increase of the amount of any charges under the Franchise Agreement; (vii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Management Agreement in any material respect; or ; (viii) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under the Franchise Agreement in any material respect; or (ix) operate the Property under the name of any hotel chain or system other than "Candlewood."

                  (d) Other than the Indenture of Lease, the Management Agreement and the Franchise Agreement, Borrower shall not, without Lender's prior written consent, enter into transactions with any Affiliate including, without limitation, any arrangement providing for the management of any Hotel on any Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Borrower if the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration which would obtain in a comparable transaction with a person not an Affiliate of Borrower.

                  (e) Borrower irrevocably authorizes and directs Manager or Franchisor, as the case may be, to deliver to Lender: (i) all operating information concerning the Property submitted by Borrower to Manager or Franchisor, as applicable; (ii) the written results of all quality assurance inspections of the Properties performed by Manager or Franchisor; and (iii) such other information that Lender or Lender's agents may reasonably request, from time to time, including any information in the possession of Manager or Franchisor relating to Borrower not included in the reports referred to above.

         4.21 Annual Budget; Accounts. Borrower shall this day establish and shall thereafter maintain an account (the "Replacement Reserve Account") which shall be interest-bearing escrow accounts at one or more federally insured institutions selected by Lender, each of which shall be in Lender's name and shall constitute additional security for the Loan. The Replacement Reserve Account shall be administered in accordance with the terms and conditions of the Replacement Reserve Agreement. Lender shall have sole signatory authority with respect to any and all withdrawals from the Replacement Reserve Account and the Escrow Fund. All such withdrawals shall be made solely in accordance with the Budget, and by this instrument, Borrower does hereby irrevocably authorize and direct Lender to make all such withdrawals on Borrower's behalf to satisfy Borrower's obligations hereunder.

         4.22 Junior Financing. No junior or subordinate financing or FF&E leases shall be allowed during the term of the Loan, either on a secured or unsecured basis, other than FF&E leases with annual payments not exceeding Thirty-Three Thousand and No/100 Dollars ($33,000.00) and aggregate payments, during the Initial Period, not exceeding One Hundred Thousand and No/100 Dollars ($100,000.00). This restriction applies to each entity comprising Borrower, each such entity's sole member, Managing Member and any other party having authority or apparent authority to obligate the Properties or any portion of the cash flow therefrom to the repayment of indebtedness, with the exception of Guarantor, which is addressed in the following sentence. In addition, Guarantor shall not incur or become obligated to repay any indebtedness, whether direct or indirect, and whether evidenced by a promissory note, guaranty or other agreement, (i) that is related in any manner to rentals, leases or lease guaranty payments that arise in connection with any property leases by Guarantor or its Affiliates from

Hospitality Properties Trust and its affiliates ("HPT"), subject to an aggregate potential debt of Guarantor or its Affiliates that is acceptable to Lender in its sole and absolute discretion, other than those indebtedness obligations explicitly set forth in that certain Second Amended and Restated Lease Agreement substantially of even date herewith, between HPT CW Properties Trust, as landlord, and Candlewood Leasing No. 1, Inc., as tenant, as amended, but not without Lender's prior consent to any and all modifications or amendments to the monetary or financial obligations of Guarantor thereunder (the "HPT-Related Debt") and/or (ii) that relates to any other Indebtedness, including the Loan, but not including the HPT-Related Debt, which in the aggregate exceeds One Hundred Thirty-Two Million Two Hundred Thousand and No/100 Dollars ($132,200,000.00), in each case at any time during the Initial Period or, if applicable, the Extension Period; provided, however, if the Properties achieve an actual, annual net operating income, based upon all actual revenues, income and proceeds generated by the Properties and actual or accrued expenses incurred in connection with the Properties which expenses, adjusted to reflect (i) the franchise fees due under the Franchise Agreement not to exceed four percent (4%) of gross revenues per annum, whether or not paid (ii) base and incentive management fees due under the Management Agreement not to exceed four percent (4%) of gross revenues per annum, whether or not paid, (iii) amounts due under the Replacement Reserve Agreement with respect to the Jersey Property equal to three percent (3%) of the gross revenues generated by the Jersey Property per annum, and (iv) amounts due under the Replacement Reserve Agreement with respect to the Properties (excluding the Jersey Property) equal to five percent (5%) of the gross revenues generated by the Properties (excluding the Jersey Property) per annum, as measured by Lender in accordance with its underwriting requirements over a continuous twelve (12) month period, equal to or exceeding Nine Million and No/100 Dollars ($9,000,000.00), the limitation on Guarantor's indebtedness set forth in this sentence shall be terminated and be of no further force and effect.

                                   ARTICLE 5

                     CONDITIONS TO ADVANCE OF LOAN PROCEEDS

         The obligation of Lender to advance the Loan proceeds is subject to the accuracy and validity of all representations and warranties set forth in Article 3 as of the date hereof, and to the satisfaction of the following conditions. Upon satisfaction of such conditions, Lender shall promptly disburse the proceeds of the Loan to Borrower.

         5.1 Committee Approval. Lender's internal Loan Committee shall have approved the sum and substance of the Loan in its sole and absolute discretion. Lender acknowledges that its Loan Committee has approved the Loan as set forth in that certain letter from Lender to Guarantor dated March 15, 2002.

         5.2 Loan Documents. All of the Loan Documents shall have been fully executed by all parties thereto, and all applicable Loan Documents shall have been registered, filed or recorded as necessary or desirable to preserve or protect the security provided thereby.

         5.3 Release of Hilton Indebtedness. Lender shall have received written confirmation, satisfactory to Lender in its sole discretion, that any and all indebtedness owed directly or indirectly, by any entity comprising Borrower, Guarantor or any of their Affiliates, to Hilton and its affiliates pursuant to the terms and conditions of the Hilton Indebtedness Documents has been paid in full and any and all documents recorded or filed of record, including, without limitation, any UCC financing statements, have been terminated.

         5.4 Accounting Review. Lender shall have received an accounting review of the Jersey Property, which shall be satisfactory to Lender in all respects, and conducted by a certified public accountant acceptable to Lender.

         5.5 Title Insurance. Borrower shall have delivered to Lender the marked-up and executed Title Commitments from the Title Company, committing the Title Company to issue the Title Policies on an American Land Title Association form satisfactory to Lender, without exceptions other than permitted exceptions acceptable to Lender, insuring Lender's Mortgages as valid first liens in and to the Land, and containing such endorsements, affirmative coverages reinsurance and coinsurance as Lender may require and as available in the state where the Land is located, a 3.1 zoning endorsement, including parking, contiguity endorsements and comprehensive endorsements. The Title Commitments shall include a report on the status of ad valorem taxes for all of the Land and UCC filings against any entity comprising the Borrower. Borrower or Title Company shall deliver to Lender copies of all title exceptions. Borrower shall have delivered confirmation, satisfactory to Lender, that all liens and judgments affecting any entity comprising Borrower, Guarantor or any of the Properties have been fully satisfied and released of record. The Title Policies issued pursuant to the Title Commitments shall be delivered to Lender within thirty (30) days after the date of this Agreement.

         5.6 Authority. Each entity comprising the Borrower shall have delivered to Lender the originals or certified copies of such entity's and each Guarantor's partnership agreement, certificate of partnership, joint venture agreement, operating agreement, articles of incorporation, articles of organization or other such organizational documents, bylaws, certificates of good standing, corporate resolutions, incumbency certificates and other documents as may be required by Lender evidencing Borrower's power and authority to execute and perform its obligations under this Agreement and the other Loan Documents and each Guarantor's power and authority to execute and perform its obligations under its Guaranty Agreement.

         5.7 Opinions of Counsel. Borrower shall have delivered to Lender opinion letters, in form and substance acceptable to Lender, from attorneys who are licensed to practice in the states in which the Properties are located and which are otherwise acceptable to Lender.

         5.8 No Defaults. Borrower and Guarantor shall be in compliance with all the terms and provisions set forth herein (including all representations and warranties set forth herein), in the other Loan Documents, in the Management Agreement and in the Franchise Agreement on its or their part to be observed or performed, and with all requirements in the Management

Agreement and the Franchise Agreements on its or their part to be observed or performed, and no Event of Default or Default Condition shall have occurred and be continuing, nor shall there be any default by the Manager under the Management Agreement or Franchisor under the Franchise Agreement.

         5.9 Surveys. For each Property, Borrower shall have delivered to Lender four (4) originals of the Survey, prepared by a registered land surveyor and dated within thirty (30) days prior to the Closing Date.

         5.10 Insurance. Borrower shall have delivered to Lender originals of certified copies of all insurance policies and certificates as required under
Section 4 of each Mortgage, together with evidence that the premiums therefor have been paid. Such insurance policies may include any policies obtained by Manager pursuant to the Management Agreement to the extent the same satisfy the requirements of the Loan Documents.

         5.11 Compliance with Laws. Borrower shall have delivered to Lender evidence that each Property and the intended uses thereof are in compliance with all applicable encumbrances and restrictions (whether of record or otherwise) and all Applicable Laws, including the Americans with Disabilities Act of 1990, as amended (42 U.S.C. Section 12101, et seq.), the Federal Architectural Barriers Act, as amended (42 U.S.C. Section 4151, et seq.), the Fair Housing Amendments Act of 1988, as amended (42 U.S.C. Section 3601, et seq.) and the Rehabilitation Act of 1973, as amended (29 U.S.C. Section 794, et seq.). Such evidence may include letters, licenses, permits, certificates and other correspondence from the appropriate Governmental Authorities, opinions of the Borrower's counsel or other counsel. The evidence submitted as to zoning should include the zoning designation for the Land and applicable Hotel, the permitted uses of the Land and applicable Hotel under such zoning designation and zoning requirements as to parking, lot size, ingress, egress and building setbacks. Further, there shall be no actions or proceedings pending before any Governmental Authority relating to the Loan, any Property or Borrower's use or proposed use of any Property, and all appeal periods for any such prior proceedings must have expired without any appeal having been filed.

         5.12 Taxes. Borrower shall have delivered to Lender evidence that the Land is, or will be, separately assessed for tax purposes, information as to tax parcel identification numbers, tax rates, estimated tax values, identities of the taxing authorities, and evidence that all taxes payable in connection with each Property have been paid. Lender shall also be satisfied that all periodic escrow payments for real property taxes and assessments required to be made under each Mortgage or the Management Agreement have been properly funded.

         5.13 Intentionally Omitted.

         5.14 Leases. Borrower shall have delivered to Lender certified copies of all executed Leases, if any, together with the standard form of lease to be used in future leasing. All such Leases and said form lease must be satisfactory to Lender. Borrower shall have provided evidence satisfactory to Lender that all tenant security deposits, if any, are held in segregated bank accounts and are not co-mingled with any other funds.

         5.15 Tenant Estoppel Certificates/Subordination Agreements. If any Leases are then in existence, Borrower shall have delivered from each non-residential tenant at each Property to Lender estoppel certificates and/or subordination agreements, in form and substance satisfactory to Lender, from such Lease tenants as Lender may require.

         5.16 Taxpayer Identification Number. Each entity comprising the Borrower shall have delivered to Lender such entity's and Guarantor's federal taxpayer identification number.

         5.17 Management Agreement and Other Operating Agreements. Borrower shall have delivered to Lender a certified copy of the Management Agreement, the Franchise Agreement and other Operating Agreements, each to be in form and content acceptable to Lender.

         5.18 Lender Fee. Borrower shall have paid to Lender the non-refundable Lender Fee, which was earned upon issuance of the Loan Commitment, which is due and payable whether or not any disbursements are made thereunder or hereunder, and which Borrower hereby acknowledges constitutes fair and reasonable compensation to Lender for issuing the Loan Commitment and reserving the funds committed thereunder. In addition, Lender shall have received payment of any and all other fees or costs required to be paid by Borrower pursuant to the terms and conditions of the Loan Commitment. Lender hereby acknowledges that it received a portion of the Lender Fee equal to One Hundred Thousand and No/100 Dollars ($100,000.00) from Borrower simultaneously with Borrower's submission of the Loan Commitment, and the parties hereto acknowledge and agree that the remaining amount of the Lender Fee shall be paid by Borrower to Lender on the Closing Date.

         5.19 Permits. Borrower shall have delivered to Lender copies of all permits and licenses necessary for operation of each Property for its intended purpose, each to be acceptable to Lender.

         5.20 Appraisals. Borrower shall have delivered to Lender a current written appraisal of the Land prepared at Borrower's expense by a qualified appraiser designated by and satisfactory to Lender. Such appraisal must be satisfactory in form and substance to Lender and shall contain a valuation of the Properties in an amount of not less than Sixty-Eight Million Seven Hundred Fifty Thousand Dollars ($68,750,000) market value "as stabilized".

         5.21 Environmental Assessment. To the extent not delivered to and approved by Lender prior to the date hereof, Borrower shall have delivered to Lender an environmental site assessment for each Property, prepared by a qualified firm acceptable to Lender and in form and substance satisfactory to Lender, indicating that each Property is free from any Hazardous Substances and is in compliance with all Environmental Laws.

         5.22 Title Unity. Borrower shall have delivered to Lender evidence that the real property on which each Hotel is situated is not a part of a larger tract of land owned by Borrower or an entity related to Borrower and is not otherwise included under any unity of title with other lands.

         5.23 UCC Letter. Borrower shall have delivered to Lender a UCC search letter showing no prior security interests in any part of any Property.

         5.24 No Construction. Borrower shall have delivered to Lender evidence that no construction has been commenced on the Land and there are no unpaid bills for labor, materials, supplies or services furnished to any Property, and no lien, notice of lien or claim of lien has been filed against any Property.

         5.25 No Flood Hazard Area. Borrower shall have delivered evidence, satisfactory to Lender, that none of the Properties are situated in a special flood hazard area as designated by federal Governmental Authorities, except as set forth on the applicable Survey.

         5.26 Damage, Condemnation or Similar Proceedings. Lender shall be satisfied that since the date of the last inspection of each Property by Lender, no portion of any Property has been damaged and not repaired to Lender's satisfaction, or has been taken in condemnation or other similar proceedings (and no such proceedings shall be pending).

         5.27 Consent, Subordination and Recognition Agreement. Lender shall have received a Consent, Subordination and Recognition Agreement from Manager affording Lender certain notice and cure rights prior to any termination of the Management Agreement, reflecting the subordination of certain amounts payable under the Management Agreement to the Loan and the Loan Documents, and being otherwise in the form attached hereto as Exhibit B and made a part hereof.

         5.28 Miscellaneous. Borrower shall have delivered to Lender all other documents and items, in form and substance reasonably satisfactory to Lender, that are reasonably requested by Lender or are otherwise customarily provided in loan transactions similar to the Loan.

                                   ARTICLE 6

                          INDEMNIFICATION AND LIABILITY

         As a condition to making the Loan, Lender requires and Borrower and Guarantor have agreed to indemnify the Lender as set forth in the Environmental Agreement and as follows:

         6.1 Hazardous Substances. Borrower hereby represents and warrants to Lender, except as set forth in the Environmental Reports listed on SCHEDULE 7 attached hereto, that: (a) the Properties are not in direct or indirect violation of any local, state, federal or other applicable governmental authority, statute, ordinance, code, order, decree, law, rule or regulation or common law pertaining to or imposing liability or standards of conduct concerning the protection of human health, environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, and any state super-lien and environmental clean-up statutes, including, but not limited to, those specific state and local statutes, regulations and ordinances set forth in each Mortgage with respect to the applicable Property (collectively, "Environmental Laws");
(b) the Properties are not subject to any private or governmental lien or judicial or administrative notice or action relating to hazardous and/or toxic, dangerous and/or regulated substances, solvents, wastes, materials, pollutants or contaminants, petroleum, tremolite, anthlophylie or actinolite or polychlorinated biphenyls (including, without limitation, any raw materials which include hazardous constituents) and any other substances, materials or solvents which are included under or regulated by Environmental Laws, including, without limitation, Asbestos (collectively, "Hazardous Substances"); (c) no Hazardous Substances are or have been, to the best of Borrower's knowledge, prior to Borrower's acquisition of the Properties, discharged, generated, treated, disposed of or stored on, incorporated in or removed or transported from the Properties other than in compliance with all Environmental Laws; and
(d) no underground storage tanks exist on any of the Properties. So long as Borrower owns or is in possession of the Properties, Borrower shall keep or cause the Properties to be kept free from Hazardous Substances (other than de minimis quantities of Hazardous Substances that are necessary and lawfully used in the operation of the Property as a hotel or motel, and which are stored and disposed of in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall promptly notify Lender if Borrower shall become aware of any Hazardous Substances on any of the Properties (other than de minimis quantities of Hazardous Substances that are necessary and lawfully used in the operation of the Property as a hotel or motel, and which are stored and disposed of in compliance with all Environmental Laws) and/or if Borrower shall become aware that any of the Properties is in direct or indirect violation of any Environmental Laws and Borrower shall remove such Hazardous Substances and/or cure such violations, as applicable, as required by law, promptly after Borrower becomes aware of such Hazardous Substances or such violations, at Borrower's sole expense. Nothing herein shall prevent Borrower from recovering such expenses from any other party that may be liable for such removal or cure. Upon Lender's request, at any time and from time to time while any Mortgage is in effect (but in no event more frequently than once in any three-year period or more frequently if specific facts and circumstances reasonably dictate, or otherwise at Lender's election but at Lender's expense), Borrower shall provide at Borrower's sole expense, an inspection or audit of each of the Properties prepared by a licensed hydrogeologist or licensed environmental engineer approved by Lender indicating the presence or absence of Hazardous Substances on the Properties. If Borrower fails to provide such inspection or audit within thirty (30) days after such request, Lender may order such inspection or audit, and Borrower hereby grants to Lender and its employees and agents access to the each of the Properties and a license to undertake such inspection or audit. The cost of such inspection or audit shall be paid by Borrower and added to the principal balance of the sums due under this Agreement, the Note and the Mortgages and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of

Borrower under this Section shall survive any termination, satisfaction, or assignment of any of the Mortgages and the exercise by Lender of any of its rights or remedies thereunder including, without limitation, the acquisition of any of the Properties by foreclosure or a conveyance in lieu of foreclosure.

         6.2 Asbestos. Borrower represents and warrants that no asbestos or any substance containing asbestos (collectively, "Asbestos") is located on any of the Properties. Borrower shall not install in any of the Properties, nor permit to be installed in any of the Properties, Asbestos and shall remove any Asbestos promptly upon discovery to the satisfaction of Lender, at Borrower's sole expense. Upon Lender's reasonable request, at any time and from time to time (but in no event more frequently than once in any three-year period or more frequently if specific facts and circumstances reasonably dictate, or otherwise at Lender's election but at Lender's expense), Borrower shall provide, at Borrower's sole expense, an inspection or audit of any such Property prepared by an engineering or consulting firm approved by Lender, indicating the presence or absence of Asbestos on such Property. If Borrower fails to provide such inspection or audit within thirty (30) days after such request, Lender may order such inspection or audit. The cost of such inspection or audit shall be paid by Borrower and added to the principal balance of the sums due under this Agreement, the Note and the Mortgages, and shall bear interest thereafter until paid at the Default Rate. The obligations and liabilities of Borrower under this Section shall survive any termination, satisfaction, or assignment of any Mortgage and the exercise by Lender of any of its rights or remedies thereunder, including, but not limited to, the acquisition of any of the Property by foreclosure or a conveyance in lieu of foreclosure.

         6.3 Environmental Monitoring. Borrower shall give prompt written notice to Lender of: (a) any proceeding or written inquiry by any party with respect to the presence of any Hazardous Substance on, under, from or about any of the Property; (b) all claims made or threatened in writing by any third party against Borrower or any Property relating to any loss or injury resulting from any Hazardous Substance; and (c) Borrower's discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Property that could reasonably cause such Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Borrower shall permit Lender to join and participate, as a party if it so elects, in any legal proceedings or actions initiated with respect to any of the Property in connection with any Environmental Law or Hazardous Substance, and Borrower shall pay all reasonable attorneys' fees incurred by Lender in connection therewith. In the event that any environmental site assessment report prepared for any of the Property recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Borrower shall cause such operations and maintenance plan to be prepared and implemented at Borrower's expense upon request of Lender and in accordance with the recommendation. In the event that any inspection, assessment, investigation, site monitoring, containment, cleanup, removal, restoration, corrective action or other work of any kind to prevent, cure or mitigate any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or which is reasonably necessary or desirable under an applicable Environmental Law ("Remedial Work") is recommended by any such environmental site assessment report, Borrower shall, at its sole cost and expense, commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Lender for performance thereof (or such shorter period of time as may be required under applicable law).

         6.4 Indemnification; Recourse Liability. (a) In addition to any other indemnifications provided herein, in the Environmental Agreement or in the other Loan Documents, Borrower shall protect, defend, indemnify and save harmless the Indemnified Parties (defined herein) from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against Lender by reason of: (i) ownership of any Mortgage, the Properties or any interest therein or receipt of any Profits; (ii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any of the Properties or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iii) any use, nonuse or condition in, on or about any of the Properties or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) any failure on the part of Borrower or Guarantor to perform or comply with any of the terms of any Mortgage; (v) performance of any labor or services or the furnishing of any materials or other property in respect of the Properties or any part thereof; (vi) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting any of the Properties; (vii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (viii) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (ix) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any remedial action, reasonable out-of-pocket attorney's and consultant's fees, investigation and laboratory fees, court costs, and litigation expenses; (x) any failure of any of the Properties to comply with any Access Laws; (xi) any representation or warranty made in this Agreement, the Note, the Mortgages or the other Loan Documents being false or misleading in any respect as of the date such representation or warranty was made; (xii) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with any Lease or other transaction involving any of the Properties or any part thereof under any legal requirement or any liability asserted against Lender with respect thereto; (xiii) the claims of any lessee of all or any portion of the Properties or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease; and (xiv) claims of any persons arising under or as a consequence of any of the Operating Agreements. Any amounts payable to Lender by reason of the application of this Article shall be immediately due and payable, shall be secured by the Mortgages and shall bear interest at the Default Rate from the date loss or damage is sustained by Lender until paid. Notwithstanding the foregoing, Borrower shall not be liable for any losses incurred by Lender arising solely as a direct result of Lender's gross negligence or willful misconduct. The obligations and liabilities of Borrower under this Article shall survive any termination, satisfaction or assignment of any of the Mortgages or the entry of a judgment of foreclosure, sale of any of the Properties by nonjudicial foreclosure sale, or delivery of a conveyance in lieu of foreclosure. Notwithstanding anything contained herein to the contrary, Borrower shall not be required to indemnify any Indemnified Party or otherwise be liable for any liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon, incurred by or asserted against Lender by reason of any violation Borrower can establish to Lender's reasonable satisfaction or in a court or other governmental proceeding results from any Hazardous Substance or Asbestos being placed on, above or under any Property from and after the date Lender forecloses on such Property or accepts a deed in lieu of foreclosure with respect to such Property.

                  (b) "Indemnified Parties" means Lender and any person or entity who is or will have been involved in the origination of this loan, any person or entity who is or will have been involved in the servicing of this loan, any person or entity in whose name the encumbrance created by any Mortgage is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in this loan (including, but not limited to Investor or prospective Investor in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in this loan for the benefit of third parties) as well as the respective directors, officers, shareholders, members, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to any other person or entity who holds or acquires or will have held a participation or other full or partial interest in this loan or the Property, whether during the term of this loan or as a part of or following a foreclosure of this loan and including, but not limited to any successors by merger, consolidation or acquisition of all or a substantial portion of Lender's assets and business).

         6.5 Exculpation. (a) Subject to the qualifications set forth in this Section, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Agreement, the Note, the Mortgages, the Assignment of Leases or the other Loan Documents by an action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon this Agreement, the Note, the Mortgages, the Assignment of Leases or the other Loan Documents, and the interests in the Properties and any other collateral given to Lender pursuant to this Agreement, the Mortgages, the Assignment of Leases and the other Loan Documents; provided, however, that, except as specifically provided in this Article, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties and in any other collateral given to Lender. Lender, by accepting this Agreement, the Note, the Assignment of Leases, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding, under, by reason of or in connection with this Agreement, the Note, the Mortgages, the Assignment of Leases or the other Loan Documents. The provisions of this Article shall not, however: (a) constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Note, the Mortgages, the Assignment of Leases, the Environmental Agreement, the Guaranty Agreement or the other Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgages; (iii) affect the validity or enforceability of any guaranty or indemnity made in connection with this Agreement, the Note, the Mortgages, the Assignment of Leases or the other Loan Documents; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases; (vi) impair the right of Lender to bring suit with respect to fraud or intentional misrepresentation by Borrower or any other person or entity in connection with this Agreement, the Mortgages, the Note, the Assignment of Leases, the Environmental Agreement or the other Loan Documents; or (vii) affect the validity or enforceability of the Environmental Agreement or the Guaranty Agreement or limit the liability of Borrower, Guarantor or any other party thereunder.

                  (b) Nothing herein shall be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the debt owing to Lender in accordance with the this Agreement, the Note, the Mortgages, the Assignment of Leases, the Environmental Agreement, the Guaranty Agreement and the other Loan Documents.

                  (c) Notwithstanding the foregoing provisions of this Article or any other provision in the Loan Documents, each entity comprising the Borrower and Guarantor shall be jointly and severally fully liable for and shall indemnify Lender for any and all loss, cost, liability, judgment, claim, damage or expense sustained, suffered or incurred by Lender (including, without limitation, Lender's reasonable attorneys' fees) arising out of or attributable or relating to:

                           (i) fraud or misrepresentation by Borrower or Guarantor in connection with the Loan;

                           (ii) the gross negligence or willful misconduct of Borrower or Guarantor, their respective agents or employees, or the physical waste of the Properties;

                           (iii) the breach of provisions in the Mortgages or in the Environmental Agreement concerning Environmental Laws, Hazardous Substances and Asbestos, and any indemnification of Lender therein with respect to such Environmental Laws, Hazardous Substances and Asbestos;

                           (iv) the removal or disposal of any portion of the Properties after default under the Note, the Mortgages, the Assignment of Leases, the Environmental Agreement, the Guaranty Agreement or any other Loan Document;

                           (v) the misapplication or conversion by Borrower or any Guarantor of: (A) any insurance proceeds paid by reason of any loss, damage or destruction to the Properties; (B) any awards or other amounts received in connection with the condemnation of all or a portion of the Properties; or (C) rents, issues, profits, proceeds, accounts, or other amounts received by Borrower or Guarantor (in the case of clause (C) following an Event of Default under this Agreement, the Note, the Mortgages, the Environmental Agreement, the Guaranty Agreement or any other Loan Document);

                           (vi) Borrower's failure to pay taxes, assessments, charges for labor or materials or other charges that may result in liens on any portion of the Properties;

                           (vii) the deductible amount of any insurance maintained in respect of the Properties;

                           (viii) the costs incurred by Lender (including attorneys' fees) in connection with the collection or enforcement of the Debt;

                           (ix) Borrower's failure to make any property repairs or alterations required under the Loan Documents, including without limitation, alterations required in order to comply with the Americans With Disabilities Act;

                           (x) Borrower's failure to permit on-site inspections of the Properties or to provide financial reports and information pertaining to the Properties as required by this Agreement and the Mortgages, unless, in either case, such failure is the result of a good faith error and is cured within ten (10) days after notice;

                           (xi) any security deposits or advance deposits collected with respect to the Properties which are not delivered to Lender upon a foreclosure of any Property or action in lieu thereof;

                           (xii) Borrower's failure to obtain Lender's written consent to any subordinate financing;

                           (xiii) Borrower's failure to obtain Lender's prior written consent to any transfer of the Properties or of any ownership interest in Borrower; and

                           (xiv) the failure of Borrower to comply with the provisions of Section 4.14 of this Agreement pertaining to its single-purpose entity status.

                  (d) Notwithstanding the foregoing, the agreement of Lender not to pursue recourse liability as set forth in subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force or effect if: (i) any financial information concerning Borrower or Guarantor is fraudulent in any respect, contains any fraudulent information or misrepresents in any material respect the financial condition of any Borrower or Guarantor; (ii) a voluntary bankruptcy or insolvency proceeding is commenced by Borrower or its sole member; or (iii) an involuntary bankruptcy or insolvency proceeding is commenced by any party (other than Lender) against Borrower or its sole member and is not unconditionally dismissed within ninety (90) days of filing (except if such involuntary action is brought by Lender). Upon the occurrence of any of the foregoing events, Borrower and Guarantor shall have full joint and several recourse liability for all sums due under the Loan Documents.

                                   ARTICLE 7

                                EVENTS OF DEFAULT

         The term "Event of Default" as used herein shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

                  (a) if any regularly scheduled monthly payment of principal or interest due, or if any required deposit into any of the escrows or reserves, is not paid prior to the fifth (5th) day after the date such payment is due or if the entire Debt is not paid on or before the Applicable Maturity Date (as defined in the Note);

                  (b) if any other monetary sum (not described in clause (a) above) is not paid prior to the fifth (5th) day following written notice from Lender to Borrower that such sum is due;

                  (c) subject to Borrower's right to contest as provided herein, if any of the Taxes or Other Charges are not paid when due and payable;

                  (d) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request;

                  (e) if Borrower transfers or encumbers any portion of any Property in a manner inconsistent with the terms of this Agreement;

                  (f) if any representation or warranty of any entity comprising Borrower, Guarantor, or any member or partner of Borrower made herein, in any Loan Document, any guaranty, or in any certificate, report, financial statement or other instrument or document furnished to Lender shall have been false or misleading in any material respect when made;

                  (g) if any entity comprising Borrower, any member or partner of any entity comprising Borrower or Guarantor shall make an assignment for the benefit of creditors, or if

Borrower, any member or partner of any entity comprising Borrower or Guarantor shall generally not be paying its debts as they become due;

                  (h) if a receiver, liquidator or trustee of Borrower, any member or partner of any entity comprising Borrower or Guarantor shall be appointed, or if Borrower, any member or partner of any entity comprising Borrower or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by Borrower, any member or partner of any entity comprising Borrower or Guarantor or if any proceeding for the dissolution or liquidation of Borrower, any member or partner of any entity comprising Borrower or Guarantor shall be instituted; provided, however, that such appointment, adjudication, petition or proceeding, if involuntary and not consented to by Borrower, any member or partner of any entity comprising Borrower or Guarantor, shall constitute an Event of Default only if not being discharged, stayed or dismissed within ninety (90) days;

                  (i) if Borrower shall be in default under any other mortgage or security agreement covering any part of any Property, whether it be superior or junior in lien to any Mortgage (Borrower acknowledging, however, that this provision shall not be deemed to modify any provision in this Agreement or in any Mortgage prohibiting or restricting any such other mortgages, deeds of trust or security agreement);

                  (j) subject to Borrower's right to contest as provided herein, if any Property becomes subject to any mechanic's, materialman's or other lien or encumbrance except a lien or encumbrance for local real estate taxes and assessments not then due and payable;

                  (k) if Borrower fails to cure promptly any violations of laws, ordinances or regulations affecting any Property or pertaining to its use or operation;

                  (l) except as permitted in this Agreement, the actual or threatened alteration, improvement, demolition or removal of any material part or aspect of any of the Hotels without the prior written consent of Lender;

                  (m) if there shall occur any damage to any Property in any manner which is not covered by insurance solely as a result of Borrower's failure to maintain insurance required in accordance with this Agreement;

                  (n) if without Lender's prior written consent: (i) the Manager under the Management Agreement resigns or is removed; (ii) there is any material change in or amendment to the Management Agreement; (iii) there is a cancellation, expiration, surrender or termination, for any reason, of the Management Agreement; or (iv) a Transfer of the Manager;

                  (o) if without Lender's prior written consent: (i) the Franchisor under the Franchise Agreement resigns or is removed; (ii) there is any material change in or amendment to the Franchise Agreement; (iii) there is a cancellation, expiration, surrender or termination, for any reason, of the Franchise Agreement; or (iv) a Transfer of the Franchisor;

                  (p) if a default has occurred and continues beyond any applicable cure period under the Management Agreement;

                  (q) if a default has occurred and continues beyond any applicable cure period under the Franchise Agreement;

                  (r) if Borrower ceases to operate a hotel on any Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to such Property or restoration of such Property after casualty or condemnation or similar force majeure event);

                  (s) if Borrower operates any Property under the name of any hotel chain or system other than "Candlewood Hotel" without the prior written consent of Lender;

                  (t) if Borrower or Guarantor shall be in default beyond any applicable cure period under any term, covenant, or condition of this Agreement, the Mortgages or any of the other Loan Documents;

                  (u) if for more than thirty (30) days after receipt of written notice from Lender, Borrower shall continue to be in default under any term, covenant, or condition of this Agreement, or any of the Loan Documents other than as specified in any of the subsections of this Section; provided, however, that if the cure of any such default cannot reasonably be effected within such thirty (30) day period and Borrower shall have promptly and diligently commenced to cure such default within such thirty (30) day period, then the period to cure shall be deemed extended for up to an additional sixty (60) days (for a total of ninety (90) days from Lender's default notice) so long as Borrower diligently and continuously proceeds to cure such default to Lender's satisfaction;

                  (v) if a default shall occur under the Indenture of Lease and continue beyond any applicable notice and grace periods;

                  (w) if a default shall occur as a result of any action, inaction or omission of Borrower, Guarantor, Manager or Franchisor under the Financial Agreement and continue beyond any applicable notice and grace periods;

                  (x)      if any Property loses its Real Estate Tax Abatement;

                  (y) if Borrower or Guarantor shall be in default under the provisions of Section 4.22 hereof with respect to incurring additional indebtedness or obligations; and

                  (z) the acquisition by contract or otherwise by a Person or group of Persons acting in concert (a "Group") of the power to direct the management and policies of Guarantor, other than the continuation of, and exercise of rights under, that certain Amended and Restated Stockholders Agreement, dated as of July 10, 1998, by and among Guarantor, Doubletree Corporation, the Warren D. Fix Family Partnership, L.P., Jack P. DeBoer, on behalf of himself and certain family trusts, and the purchasers of the Series A and Series B Preferred Shares (the "Voting Agreement").

                                   ARTICLE 8

                             RIGHT TO CURE DEFAULTS.

         Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any act as herein provided, Lender may, but without any obligation to do so and without notice to or demand on Borrower and without releasing Borrower from any obligation hereunder, take such action as Lender may deem necessary to protect its security for the Loan and the making of such payment or doing of such act shall not waive or constitute an estoppel with respect to any Event of Default then existing. Lender is authorized to enter upon the Properties for such purposes or to appear in, defend, or bring any action or proceeding to protect its interest in the Properties or to foreclose the Mortgages or collect the Debt, and the cost and expense thereof (including Lender's attorneys' fees to the extent permitted by law), with interest at the Default Rate for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Mortgages, and the other Loan Documents and shall be due and payable to Lender upon demand.

                                   ARTICLE 9

                              RIGHTS AND REMEDIES.

         9.1 Remedies. Upon the occurrence of an Event of Default, Lender may, at its election, but without any obligation to do so, without notice of any kind to Borrower, do any one or more of the following:

                  (a) Upon the occurrence of any Event of Default or if Borrower fails to make any payment or to do any action as herein provided, Lender may take such action, to the extent permitted by law, without any obligation to do so and notice or demand, except for any notice which may not be waived pursuant to applicable law or which is expressly provided for herein, or in any other Loan Documents, and without releasing Borrower from any obligation hereunder, as Lender deems advisable to protect and enforce its rights against Borrower and in and to any of the Properties including, without limitation, the actions described in each of the Mortgages and the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

                           (i) declare the entire Debt to be immediately due and payable;

                           (ii) if Jersey Operator shall remain in possession, deem Jersey Operator to be a tenant holding over and Jersey Operator shall forthwith deliver possession to the purchaser or purchasers at any sale or transfer of the Property pursuant to the exercise of Lender's remedies with respect thereto, or be summarily dispossessed according to provisions of law applicable. Notwithstanding the foregoing, Lender may, at its option, allow the Indenture of Lease to remain in full force and effect, and Jersey Operator to remain as lessee thereunder;

                           (iii) institute judicial proceedings, by notice and advertisement or otherwise under a power of sale hereby granted to the extent required by law, for the complete foreclosure of one or more of the Mortgages in which case such Property or any interest therein may be sold for cash, upon credit or otherwise in one or more parcels or in several interests or portions and in any order or manner;

                           (iv) sell for cash, upon credit or otherwise any and all of the Properties or any part thereof and all estate, claim, demand, right, title and interest of Borrower therein and, to the extent permitted by applicable law, rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                           (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, in the Note or in the other Loan Documents;

                           (vi) recover judgment on the Note either before, during or after any proceedings for the enforcement of any Mortgage or the other Loan Documents;

                           (vii) apply for the appointment of a trustee, receiver, liquidator or conservator of any of the Properties, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Borrower, Guarantor or of any person, firm or other entity liable for the payment of the Debt, which appointment Borrower consents to by execution of this Agreement;

                           (viii) revoke the license granted to Borrower to collect the Profits and other sums due under the Leases and enforce Lender's interest in the Leases and Profits and enter into or upon any of the Properties, either personally or by its agents, nominees or attorneys and dispossess Borrower and its agents and servants therefrom, and thereupon Lender may to the maximum extent permitted, or not restricted, under applicable law: (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of any of the Properties and conduct the business thereat; (B) complete any construction on any of Properties in such manner and form as Lender deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on any of the Properties; (D) exercise all rights and powers of Borrower with respect to the Properties, whether in the name of Borrower or otherwise including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Profits, earnings, revenues, and other income of the Property and every part thereof; and
         (E) apply the receipts from any of the Properties to the payment of the Debt, after deducting therefrom all expenses (including Lender's attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Property, as well as just and reasonable compensation for the services of Lender, its counsel, agents and employees;

                           (ix) require Borrower to pay monthly in advance to Lender or any receiver appointed to collect the Profits, the fair and reasonable rental value for the use and occupancy of any portion of the Properties occupied by Borrower and require Borrower to vacate and surrender possession of any of the Properties to Lender or to such receiver and, in default thereof, evict Borrower by summary proceedings or otherwise;

                           (x) apply sums on deposit under the Lockbox Agreement against the Debt in such order as Lender deems appropriate; and

                           (xi) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code.

                  In the event of a sale, by foreclosure or otherwise, of less than all of any Property or the Properties, the Mortgages shall continue as a lien on the remaining portion of such Property or the Properties.

                  (b) The proceeds of any sale made under or by virtue of this Section, together with any other sums which then may be held by Lender under this Agreement or the other Loan Documents, whether under the provisions of this Section or otherwise, shall be applied by Lender to the payment of the Debt in such priority and proportion as Lender in its sole discretion shall deem proper.

                  (c) Lender may adjourn from time to time any sale by it to be made under or by virtue of any Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Lender, without further notice or publication, may make such sale at the time and place to which such sale shall be so adjourned.

                  (d) Upon the completion of any sale or sales pursuant hereto, Lender or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Any sale or sales made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Borrower.

                  (e) Upon any sale made under or by virtue of this Section, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire any of the Properties or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Lender is authorized to deduct under this Agreement.

                  (f) No recovery of any judgment by Lender and no levy of an execution under any judgment upon the Property or the Properties or upon any other property of Borrower shall affect in any manner or to any extent the lien of any Mortgage upon any Property or any part thereof, or any liens, rights, powers or remedies of Lender hereunder, but such liens, rights, powers and remedies of Lender shall continue unimpaired as before.

                  (g) Lender may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Section at any time before the conclusion thereof, as determined in Lender's sole discretion and without prejudice to Lender.

                  (h) Lender may resort for the payment of the Debt to any remedies and the security given by this Agreement, the Note, any Mortgage or the other Loan Documents in whole or in part, and in such portions and in such order as determined by Lender's sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by this Agreement, the Note, any Mortgage or the other Loan Documents. The failure of Lender to exercise any right, remedy or option provided in this Agreement, the Note, any Mortgage or the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by this Agreement, the Note, any Mortgage or the other Loan Documents. No acceptance by Lender of any payment after the occurrence of any Event of Default and no payment by Lender of any obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Borrower, or Borrower's liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower, shall operate to release or in any manner affect the interest of Lender in the remaining Property or Properties or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing and then only to the extent specifically stated.

                  (i) Lender shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Debt. To the extent that any Person makes a payment or payments to Lender, or Lender enforces its remedies or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Debt or part thereof originally intended to be satisfied, and all liens, if any, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  (j) The interests and rights of Lender under this Agreement, the Note, the Mortgages or the other Loan Documents shall not be impaired by any indulgence, including: (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to any of the Properties or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, guarantor or surety of any of the Debt.

                  (k) Borrower hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its obligations under any of the Loan Documents.

         9.2 Sums Expended by Lender. Any sums expended by the Lender pursuant to the provisions of this Article shall become part of the Debt, shall bear interest from date of disbursement at the default rate provided in the Note, shall be payable upon demand and shall be secured by the Mortgages even though such sums, when added to previous advances to Borrower, shall exceed the face amount of the Note.

         9.3 Actions and Proceedings. After the occurrence and during the continuance of an Event of Default, Lender has the right to appear in and defend any action or proceeding brought with respect to the Properties and to bring any action or proceeding, in the name and on behalf of Borrower, which Lender, in its discretion, decides should be brought to protect its interest in the Properties. Lender shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

         9.4 Recovery of Sums Required to Be Paid. Lender shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as they become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Lender thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Borrower existing at the time such earlier action was commenced.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Notices. Any notice, demand, statement, request, consent or other communication made hereunder shall be in writing and shall be deemed given (a) on the next Business Day if sent by Federal Express or other reputable overnight courier and designated for next Business Day delivery, (b) upon delivery, if delivered in person or by facsimile transmission with receipt acknowledged by the recipient thereof, or (c) on the third (3rd) Business Day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address or additional party as Borrower or Lender, as the case may be, shall in like manner designate in writing. Any notice to Lender shall be likewise given to (i) Katten Muchin Zavis Rosenman, 1025 Thomas Jefferson Street, N.W., Suite 700 East Tower, Washington, D.C. 20007, to the attention of Christopher J. Hart, Esq., and any notice to Borrower shall be likewise given to (ii) Latham & Watkins, Sears Tower, Suite 5800, Chicago, Illinois 60606, to the attention of Kenneth D. Crews, Esq.

         10.2 Savings Clause. If any one or more of the provisions contained in any Loan Document shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in any Loan Document shall not in any way be affected or impaired thereby, and such Loan Document shall otherwise remain in full force and effect.

         10.3 Waiver of Notice. To the extent permitted by applicable law, neither Borrower nor Guarantor shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the Loan Documents specifically and expressly provides for the giving of notice by Lender to Borrower or Guarantor and except with respect to matters for which Lender is required by applicable law to give notice, and Borrower and Guarantor each hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the Loan Documents does not specifically and expressly provide for the giving of notice by Lender to Borrower or Guarantor, including, without limitation, notice of default, notice of intention to accelerate sums under the Loan Documents and notice of acceleration of sums under the Loan Documents. All notices required hereunder must be sent in the manner set forth above.

         10.4 Remedies of Borrower. In the event that a claim or adjudication is made that Lender has acted unreasonably or has unreasonably delayed acting in any case where by law or under this Agreement, the Note, the Mortgages, the Assignment of Contracts, the Environmental Agreement, the Guaranty Agreement or the other Loan Documents, it has an obligation to act reasonably or promptly, Lender shall not be liable for any monetary damages, and Borrower's and Guarantor's remedies shall be limited to injunctive relief or declaratory judgment.

         10.5 Non-Waiver. The failure of Lender to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Agreement or the Mortgages. Borrower shall not be relieved of Borrower's obligations hereunder or thereunder by reason of: (a) the failure of Lender to comply with any request of Borrower or Guarantor to take any action to foreclose any Mortgage or otherwise to enforce any of the provisions hereof or of the Note, the Assignment of Contracts, the Environmental Agreement, the Guaranty Agreement or the other Loan Documents; (b) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof; or (c) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of this Agreement, the Note, the Mortgages, the Assignment of Contracts, the Environmental Agreement, the Guaranty Agreement or the other Loan Documents. Lender may resort for the payment of the Debt to any other security held by Lender in such order and manner as Lender, in its discretion, may elect. Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the rights of Lender thereafter to foreclosure the Mortgages. The rights and remedies of Lender under this Agreement and the Mortgages shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

         10.6 No Third Party Beneficiaries. The terms, provisions, conditions and requirements made and set forth herein are for the benefit of the parties hereto and to better define the terms of the Loan, and in no event shall Lender be construed to be Borrower's agent, and in no event is Lender assuming Borrower's responsibility for proper payment to any contractor or others. It is specifically further intended that no party shall be a third party beneficiary hereunder except and unless it is specifically provided herein that any provision shall operate or inure to the use and benefit of a third party. Without limiting the generality of the foregoing, no contractor, subcontractor, material supplier, franchisor or manager shall have any rights hereunder against Lender, or be entitled to protection of any of the covenants herein contained, although such parties may have recourse to the Borrower.

         10.7 Joint and Several. If Borrower or Guarantor consists of more than one person, the obligations and liabilities of each such person hereunder and of each of Borrower and Guarantor shall be joint and several. Notwithstanding the foregoing, in no event shall the parties constituting Borrower be required to make duplicative deliveries of any payments, certificates or other documents required hereunder. Subject to the provisions hereof requiring Lender's consent to any transfer of any Property, this Agreement shall be binding upon and inure to the benefit of Borrower, Guarantor and Lender and their respective successors and assigns forever.

         10.8 Indemnity. Borrower does hereby agree to indemnify and hold harmless Lender, its directors, officers, employees, agents and parent and subsidiary corporations, and each of them in accordance with the terms and provisions of Article 6 hereof.

         10.9 SUBMISSION TO JURISDICTION. BORROWER, GUARANTOR AND LENDER EACH IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY PENNSYLVANIA STATE OR FEDERAL COURT SITTING IN HORSHAM, MONTGOMERY COUNTY, PENNSYLVANIA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. BORROWER, GUARANTOR AND LENDER EACH MAY, AT ITS SOLE DISCRETION, ELECT THE COMMONWEALTH OF PENNSYLVANIA, MONTGOMERY COUNTY, OR THE UNITED STATES OF AMERICA FEDERAL DISTRICT COURT HAVING JURISDICTION OVER HORSHAM, MONTGOMERY COUNTY AS THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER, GUARANTOR AND LENDER EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

         10.10 Service of Process. To the extent permitted by applicable law, process in any suit, action or proceeding of the nature referred to in Section
10.9 hereof may be served: (a) by registered or certified mail, postage prepaid, to Borrower or Guarantor, as applicable, at the address set forth above or to such other address of which Borrower or Guarantor, as applicable, shall have given Lender written notice; or (b) if Borrower or Guarantor, as applicable, shall not have made an appearance within twenty-one (21) days after service in accordance with clause (a) of this Section, by hand delivery to the agent identified in this Section, or such successor agent as shall have been identified in accordance with this Section. Nothing in this Section shall affect the Lender's right to serve process in any manner permitted by law, or limit Lender's right to bring proceedings against Borrower or Guarantor in the courts of any other jurisdiction.

         10.11 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE NOTE, THIS AGREEMENT, THE MORTGAGES OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER AND LENDER ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER OR LENDER, AS APPLICABLE.

         10.12 Waiver. Neither any failure nor any delay on the part of Lender in exercising any right, power or privilege hereunder or under the Note, the Mortgages or any other Loan

Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right, power or privilege.

         10.13 No Oral Modifications. No modification, amendment or waiver of any provision of this Agreement, the Note, the Mortgage or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

         10.14 Brokerage. Borrower represents and warrants to Lender that Borrower has not dealt with any person, firm or corporation who is or may be entitled to any finder's fee, brokerage commission, loan commission or other sum in connection with the execution of this Agreement, the consummation of the transactions contemplated hereby or the making of the Loan by Lender to Borrower, and Borrower does hereby indemnify and agree to hold Lender harmless from and against any and all loss, liability or expense, including court costs and reasonable attorneys fees and expenses, which Lender may suffer or sustain should such warranty or representation prove inaccurate in whole or in part.

         10.15 Assignment. The terms hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and personal representatives; provided, however, that Borrower shall not assign this Agreement or any of its rights, interests, duties or obligations hereunder or any Loan proceeds or other monies to be disbursed hereunder in whole or in part without the prior written consent of Lender, and any such assignment (whether voluntary or by operation of law) without said consent shall be void. Borrower expressly recognizes and agrees that Lender may (a) fund the Loan through an affiliate, (b) sell or transfer interests in the Loan and the Loan Documents related thereto to one or more participants or special purpose entities, (c) pledge Lender's interests in the Loan and the Loan Documents as security for one or more loans obtained by Lender or (d) sell or transfer Lender's interests in the Loan and the Loan Documents in connection with a securitization transaction, and that all documentation, financial statements, appraisals, reports and other data, or copies thereof, related to the Borrower, the principals of Borrower, any Guarantor, the Property or the Loan may be exhibited to and retained by any party that is reviewing the Loan for the purposes of purchasing, valuing or rating, provided that such reviewing party shall agree to keep such information strictly confidential to itself and its advisors. In the event of any assignment or transfer of all of Lender's ongoing interests in the Loan and Loan Documents following disbursement of all sums set forth in the Budget, Lender shall thereafter be relieved of all liability hereunder and any Loan disbursements made by any assignee shall be deemed made in pursuance and not in modification hereof and shall be evidenced by the Note and secured by the Mortgage and any other Loan Documents.

         10.16 Further Assurances. (a) Borrower will, at the cost of Borrower, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, perfecting and confirming unto Lender the property and rights hereby, or in any Mortgage, given, mortgaged, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of the terms of this Agreement, the Mortgages or for filing, registering or recording the Mortgages. Borrower, on demand, will execute and deliver and hereby authorizes Lender to execute in the name of Borrower or without the signature of Borrower to the extent Lender may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Lender in the Properties. Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender at law and in equity, including, without limitation, such rights and remedies available to Lender pursuant to this Section.

                  (b) Borrower acknowledges that Lender may (i) sell or transfer interests in the Loan and Loan Documents to one or more participants or special purpose entities, (ii) pledge Lender's interests in the Loan and the Loan Documents as security for one or more loans obtained by Lender, or (iii) sell the Loan evidenced by the Note and the Loan Documents to a party who may pool the Loan with a number of other loans and to have the holder of such loans grant participations therein or issue one or more classes of Mortgage-Backed, Pass-Through Certificates or other securities evidencing a beneficial interest in a rated or unrated public offering or private placement (the "Securities"). The Securities may be rated by one or more national rating agencies. Borrower acknowledges and agrees that Lender may, at any time, sell, transfer or assign this Agreement, the Note, the Mortgages and the other Loan Documents, and any or all servicing rights with respect thereto, or grant participation therein or issue Securities evidencing a beneficial interest in a rated or unrated public offering or private placement. In this regard, Borrower agrees to make available to Lender all information concerning its business and operations which Lender reasonably requests. Lender may share such information with the investment banking firms, rating agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan or the Securities; provided, however, that Lender shall take such reasonable steps to obtain from any such reviewing party assurances it will keep such information strictly confidential to itself and its advisors and review such information in confidence. Lender may forward to each purchaser, transferee, assignee, servicer, participant or investor in such securities or any credit rating agency rating such Securities (collectively, the "Investor") and each prospective Investor, all documents and information which Lender now has or may hereafter acquire relating to Borrower and the Property, whether furnished by Borrower or otherwise, as Lender determines necessary or desirable consistent with full disclosure for purposes of marketing and underwriting the Loan; provided, however, that Lender shall take such reasonable steps to obtain from any such reviewing party assurances it will keep such information strictly confidential to itself and its advisors and review such information in confidence. Borrower shall furnish and hereby consents to Lender furnishing to such Investor or such prospective Investor any and all information concerning Borrower and the Properties as may be reasonably requested by Lender, any Investor or any prospective Investor in connection with any sale, transfer or participation interest, provided that Lender shall promptly reimburse Borrower any material costs and expense incurred by Borrower in connection therewith. It is understood that the information provided by Borrower to Lender may ultimately be incorporated into the offering documents for the Securities and thus such information may be disclosed to Investor and prospective Investor. Lender and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Borrower. Upon any transfer or proposed transfer contemplated above and by the Loan Documents, at Lender's request, Borrower shall provide an estoppel certificate to the Investor or any prospective Investor in such form, substance and detail as Lender may reasonably require.

         10.17 Construction. This Agreement shall not be construed more strictly against Lender than against Borrower merely by virtue of the fact that the same has been prepared by counsel for Lender, it being recognized that Borrower and Lender have contributed substantially and materially to the preparation of this Agreement. Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine. Wherever used, the words "including" or "included" shall be deemed followed by the phrase "without limitation".

         10.18 Sole Discretion of Lender. Wherever pursuant to this Agreement
(a) Lender exercises any right given to it to approve or disapprove, (b) any arrangement or term is to be satisfactory to Lender, or (c) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, the determination that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the sole and absolute discretion of Lender and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

         10.19 Survival. All covenants, representations and warranties made herein shall survive the making of the Loan and the delivery of the Note and other Loan Documents. Except as hereinafter specifically set forth below, the representations and warranties, covenants, and other obligations arising under
Section 6.4, Article 9 and Section 10.28 of this Agreement shall in no way be impaired by: any satisfaction or other termination of the Mortgages, any assignment or other transfer of all or any portion of this Agreement, the Mortgages, or Lender's interest in the Properties (but, in such case, shall benefit both Lender and any assignee or transferee), any exercise of Lender's rights and remedies pursuant hereto including, but not limited to foreclosure or acceptance of a deed in lieu of foreclosure, any exercise of any rights and remedies pursuant to the Note or any of the other Loan Documents, any transfer of all or any portion of the Properties (whether by Borrower or by Lender following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time), any amendment to this Agreement, the Mortgages, the Note or the other Loan Documents, and any act or omission that might otherwise be construed as a release or discharge of Borrower from the obligations pursuant hereto. All obligations and liabilities of Borrower under
Section 6.4, Article 9 and Section 10.28 of this Agreement shall cease and terminate on the first (1st) anniversary of the date of payment to Lender in cash of the entire Debt.

         10.20 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument, and in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

         10.21 Captions. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision hereof.

         10.22 Rights Cumulative. The obligations, rights and remedies provided herein shall be in addition to those contained in the Note, the Mortgages and the other Loan Documents.

         10.23 Entire Agreement. The Loan Documents constitute the entire understanding and agreement between Borrower and Lender with respect to the transactions arising in connection with the Loan or otherwise relating to the Loan, and supersede all prior written or oral understandings and agreements between Borrower and Lender with respect to the matters addressed in the Loan Documents. Except as set forth in the Loan Documents, Lender has not made any commitments to extend the term of the Loan past its stated maturity date or to provide Borrower with financing. Except as incorporated in writing in the Loan Documents, there are not, and were not, and no persons are or were authorized by Lender to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

         10.24 No Partnership, Etc. The relationship between Lender and
Borrower is solely that of lender and borrower. Lender has no fiduciary or other special relationship with or duty to Borrower and none is created by the Loan Documents. Nothing contained in the Loan Documents, and no action taken or omitted pursuant to the Loan Documents, is intended or shall be construed to create any partnership, joint venture, association or special relationship between Borrower and Lender or in any way make Lender a co-principal with Borrower with reference to the Project, the Property or otherwise. In no event shall Lender's rights and interests under the Loan Documents be construed to give Lender the right to control, or be deemed to indicate that Lender is in control of, the business, properties, management or operations of Borrower.

         10.25 Conflicts Among Documents. In the event of any conflict between the terms and conditions of this Agreement or any other Loan Document, the terms and conditions of first, this

Agreement and then, the other Loan Documents shall prevail, but no such application shall invalidate the Note or the validity or priority of the Mortgages.

         10.26 Time of the Essence. Time is of the essence in the performance of every covenant and agreement of Borrower under this Agreement.

         10.27 Acknowledgment. Notwithstanding anything in this Agreement to the contrary, the parties hereto agree and acknowledge that all terms and provisions relating to "Borrower" hereunder shall be construed to be the obligations of Portfolio, Jersey Owner or Jersey Operator, as the case may be. Notwithstanding the foregoing, in no event shall the parties constituting Borrower be required to make duplicative deliveries of any payments, certificates or other documents or things required hereunder. Lender hereby acknowledges and agrees that performance of the terms hereof and of the other Loan Documents by any or all of the parties constituting Borrower shall be sufficient.

         10.28 Costs and Expenses. (a) Borrower acknowledges and confirms that Lender shall impose certain administrative processing and/or commitment fees in connection with (a) the extension, renewal, modification, amendment and termination of its loans, (b) the release or substitution of collateral therefor, (c) obtaining certain consents, waivers and approvals with respect to the Properties, or (d) the review of any Lease or proposed Lease or the preparation or review of any subordination, non-disturbance agreement. Borrower further acknowledges and confirms that it shall be responsible for the payment of all costs of reappraisal of the Properties or any part thereof, whether required by law, regulation, Lender or any governmental or quasi-governmental authority. Lender acknowledges and agrees that it shall use commercially reasonable efforts to minimize the cost of providing or producing any reappraisals, environmental reports or other third party reports with respect to or commissioned in connection with any Secondary Market Transaction, provided however that Lender shall not be required to reduce or lower its standards from those typically utilized or required in similar transactions. Borrower hereby acknowledges and agrees to pay, immediately, with or without demand, all such fees (as the same may be increased or decreased from time to time), and any additional fees of a similar type or nature which may be imposed by Lender from time to time, upon the occurrence of any such event or otherwise. Wherever it is provided for herein that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, all reasonable legal fees and disbursements of Lender, whether of retained firms, the reimbursement for the expenses of in-house staff or otherwise.

                  (b) (i) Borrower shall pay all legal fees incurred by Lender in connection with (A) the preparation of the Note, this Agreement, the Mortgages and the other Loan Documents; and (B) the items set forth in subsection (A) above, and (ii) Borrower shall pay to Lender on demand any and all expenses, including reasonable legal expenses and reasonable attorneys' fees, incurred or paid by Lender in protecting its interest in the Properties or Personal Property or in collecting any amount payable hereunder or in enforcing its rights hereunder with respect to the Properties or Personal Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

         10.29 The Indenture of Lease. (a) With respect to the Jersey Property, the Jersey Operator hereby represents and warrants that: (i) the Indenture of Lease is a valid and subsisting lease of the Land and all other real and personal property described and demised therein for the term therein set forth,
(ii) the Indenture of Lease is in full force and effect in accordance with its respective terms; (iii) the Indenture of Lease has not been amended, modified or altered, except as herein set forth; (iv) all rents (including additional rents and other charges) reserved in the Indenture of Lease have been paid to the extent they were due and payable before the date hereof, (v) there are no existing defaults under the provisions of the Indenture of Lease or in the performance of any of its terms, or conditions; (vi) the Jersey Operator is the sole owner of the entire leasehold estate and the lessee's right, title and interest under the provisions of the Indenture of Lease, and has not assigned, transferred or encumbered any or all of the same except pursuant to the Loan Documents; and (vii) the Jersey Operator will not, without first obtaining the Lender's prior written consent thereto, surrender its interest in the Jersey Property, in any manner terminate, cancel or surrender the Indenture of Lease, permit its cancellation, termination or surrender in whole or in part, or supplement or amend the Indenture of Lease.

                  (b) The Jersey Operator hereby covenants that it will (i) pay when due all rents and other charges and any debt accruing under the Indenture of Lease; (ii) at all times keep, observe, perform and satisfy all of the terms, covenants, conditions and agreements of the Indenture of Lease on the part of the lessee thereunder to be kept, observed and performed, (iii) promptly after receipt of any notice of default pursuant to the terms of the Indenture of Lease, fully and timely cure the same; (iv) do all things necessary to preserve and keep unimpaired the rights of the lessee under the Indenture of Lease and to prevent any default thereunder or termination, surrender, cancellation or impairment thereof; (v) promptly notify the Lender in writing of any default by the lessor under the Indenture of Lease in performing or observing any of the terms, covenants or conditions on the part of the lessor to be performed or observed, and (vi) promptly advise the Lender in writing of the giving of any notice by the lessor under the Indenture of Lease, of any default by the Jersey Operator, as lessee under the Indenture of Lease in performing any of the terms, covenants or conditions of the Indenture of Lease on the part of the Jersey Operator to be performed or observed, and shall deliver to the Lender a true copy of such notice.

                  (c) As further and additional collateral for the obligations and performance of the covenants set forth herein or in the provisions of the Indenture of Lease, the Jersey Operator hereby assigns to the Lender all of its right, title and interest as lessee under the Indenture of Lease and its rights to terminate, disaffirm, cancel, modify, change, surrender, supplement, alter or amend the Indenture of Lease, and any such termination, cancellation, disaffirmance, modification, surrender, supplement, alteration or amendment of the Indenture of Lease made without the Lender's prior written consent shall be void and of no force and effect.

                  (d) If the Jersey Operator defaults in performing any of its obligations under the Indenture of Lease beyond any applicable notice and cure periods, then without limiting the generality of any other provision of this Agreement and without waiving or releasing the Borrower from any of its obligations hereunder, it shall constitute an Event of Default hereunder and the Lender and any person designated by the Lender shall have all of the rights and privileges granted to the Lender by the provisions of Article 9, including, by way of example rather than of limitation, the absolute and immediate right to enter in and upon the Land to such extent and as often as the Lender, in its sole discretion, deems necessary to prevent or cure any such default by the Jersey Operator, to the end that the Jersey Operator's rights under the Indenture of Lease shall be kept unimpaired and free from default. Whenever the Lender receives a notice or copy of any notice of the Jersey Operator's nonperformance of any of its obligations under the provisions of the Indenture of Lease, whether from the Jersey Operator or the lessor thereunder, such notice shall constitute full protection to the Lender for any action taken or omitted to be taken by the Lender in good faith, in reliance thereon to cure such nonperformance.

                  (e) So long as any of the obligations secured by the Jersey Mortgage remain unpaid, the fee title of the Jersey Owner and the Jersey Operator's leasehold interest in the Land shall not merge, but shall always be separate and distinct, notwithstanding any union of such estates in the Jersey Owner under the Indenture of Lease, in the Lender or in any third party, by purchase or otherwise; and the Jersey Operator further covenants and agrees that if it acquires the fee simple, or any other estate, title or interest in the Land, the Jersey Mortgage shall attach to and cover and be a first lien upon each other estate so acquired, and it shall be considered as mortgaged, assigned or conveyed to the Lender hereunder and the lien of the Jersey Mortgage shall spread to cover such estate, with the same force and effect as though specifically herein mortgaged, assigned or conveyed and spread.

         10.30 Property Tax Exemption Provisions. In accordance with the terms and conditions of the Financial Agreement, the Jersey Property has been granted a real estate tax abatement by the City of Jersey City pursuant to the "Long Term Tax Exemption Law (N.J.S.A. 40A:20-1 et seq.) as more fully set forth in
SCHEDULE 5 hereof and that except as specifically set forth therein, no other agreements regarding special tax treatment, exemptions or abatements exist with respect to the Jersey Property.

         10.31 Waiver of Marshalling of Assets. To the fullest extent each Borrower may legally do so, each Borrower waives all rights to a marshalling of the assets of such Borrower, such Borrower's members, if any, and others with interests in such Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the applicable Property for the collection of the related Debt without any prior or different resort for collection, of the right of Lender or any deed of trust trustee to the payment of the related Debt out of the net proceeds of the Property in preference to every other claimant whatsoever. In addition, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to such Borrower which would require the separate sale of portions of the Properties or require Lender to exhaust its remedies against any Property or any combination of the Properties before proceeding against any other Property or combination of Properties; and further, in the event of such foreclosure, each Borrower does hereby expressly consent to and authorize, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

         10.32 Confession of Judgment. Upon the occurrence of an Event of Default, Borrower hereby authorizes and empowers any attorney or attorneys or the Prothonotary or Clerks of any Court in the Commonwealth of Pennsylvania, or elsewhere, to appear for Borrower in any such Court in an appropriate action there or elsewhere brought or to be brought against Borrower at the suit of Lender on the Note, with or without suit or declaration filed, as of any term or time there or elsewhere to be held, and therein to CONFESS OR ENTER JUDGMENT against Borrower for an amount equal to the obligations due hereunder, under the Mortgages, the Note and under the other Loan Documents (with or without acceleration of maturity), including all costs and reasonable attorneys' fees. Borrower expressly authorizes the entry of repeated judgments under this paragraph notwithstanding any prior entry of judgment in the same or any other court for the same obligation or part thereof.

                  BORROWER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION OF THIS AGREEMENT AND THAT IT UNDERSTANDS THIS PROVISION FOR CONFESSION OF JUDGMENT. BORROWER REPRESENTS TO LENDER THAT HOWARD GROSSMAN, ESQ., OF THE LAW FIRM BALLARD SPAHR ANDREWS & INGERSOLL, LLP, HAS EXPLAINED THE PROVISIONS OF THIS CONFESSION OF JUDGMENT TO BORROWER. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER WAIVES ANY RIGHT TO NOTICE OR A HEARING WHICH IT MIGHT OTHERWISE HAVE BEFORE ENTRY OF JUDGMENT.

         10.33 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the Commonwealth of Pennsylvania.



                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, Borrower, Guarantor, and Lender have caused this Agreement to be signed under seal, all as of the day and year first above written.

                              JERSEY OWNER:

WITNESS:

                              CANDLEWOOD JERSEY CITY-URBAN RENEWAL, L.L.C., a New Jersey limited liability company

                              By: Candlewood Hotel Company, Inc., a Delaware corporation


/s/ VICKI GOMBERG                  By: /s/ TIM JOHNSON                    (SEAL)
-------------------------             ------------------------------------
Name: Vicki J. Gomberg             Name: Tim Johnson
      ------------------                 ---------------------------------
                                   Title: Vice President Treasurer
                                          --------------------------------


                              JERSEY OPERATOR:

WITNESS: CANDLEWOOD JERSEY CITY, NJ, LLC, a Delaware limited liability company

                              By: Candlewood Hotel Company, Inc., a Delaware corporation, its Sole Member


/s/ VICKI GOMBERG                  By: /s/ TIM JOHNSON                    (SEAL)
-------------------------             ------------------------------------
Name: Vicki J. Gomberg             Name: Tim Johnson
      ------------------                 ---------------------------------
                                   Title: Vice President Treasurer
                                          --------------------------------

                              PORTFOLIO:

WITNESS:                      CANDLEWOOD PORTFOLIO I, LLC,
                              a Delaware limited liability company, as successor by merger to (i) Candlewood Detroit, MI-Auburn Hills, LLC, (ii) Candlewood Cary, LLC, (iii) Candlewood Ft. Worth, TX-Tanacross, LLC, (iv) Candlewood Greensboro, NC, LLC, (v) Candlewood Chicago, IL-Hoffman Estates, LLC, (vi) Candlewood Charlotte-Pineville, LLC, (vii) Candlewood Dallas, TX-Plano, LLC, and (viii) Candlewood Troy, MI, LLC, each a Delaware limited liability company

                              By: Candlewood Holding I, LLC, a Delaware limited liability company, its Sole Member

                                   By:  Candlewood Hotel Company, Inc., a
                                        Delaware corporation, its Sole Member



/s/ VICKI GOMBERG                  By: /s/ TIM JOHNSON                    (SEAL)
-------------------------             ------------------------------------
Name: Vicki J. Gomberg             Name: Tim Johnson
      ------------------                 ---------------------------------
                                   Title: Vice President Treasurer
                                          --------------------------------



                              GUARANTOR:

WITNESS: CANDLEWOOD HOTEL COMPANY, INC., a Delaware corporation



/s/ VICKI GOMBERG                  By: /s/ TIM JOHNSON                    (SEAL)
-------------------------             ------------------------------------
Name: Vicki J. Gomberg             Name: Tim Johnson
      ------------------                 ---------------------------------
                                   Title: Vice President Treasurer
                                          --------------------------------

                              LENDER:

WITNESS:                                 GMAC COMMERCIAL MORTGAGE
                                         CORPORATION, a California corporation


/s/ KAREN CANELLIS                 By: /s/ MORGAN G. EARNEST, II          (SEAL)
-------------------------             ------------------------------------
Name: Karen Canellis               Name: Morgan G. Earnest, II
      ------------------                 ---------------------------------
                                   Title: Senior Vice President
                                          --------------------------------

                                    EXHIBIT A

                       LEGAL DESCRIPTION OF THE PROPERTIES

                                   SCHEDULE 1

                    DESCRIPTION OF THE PROPERTIES, ALLOCATED
                   LOAN AMOUNTS AND BUSINESS INCOME INSURANCE

                                                                           BUSINESS
                                               # OF       ALLOCATED         INCOME
    PROPERTIES                                 ROOMS     LOAN AMOUNT       INSURANCE
    ----------                                 -----     -----------       ---------
1.  Candlewood Pineville, NC                     81      $   798,165      $   198,791

2.  Candlewood Tanacross, TX                     98      $ 2,379,256      $   528,316

3.  Candlewood Cary, NC                          81      $ 2,489,392      $   416,167

4.  Candlewood Auburn Hills, MI                 110      $ 4,535,248      $   836,462

5.  Candlewood Troy, MI                         118      $ 8,295,291      $ 1,403,560

6.  Candlewood Plano, TX                        122      $ 3,697,043      $   758,878

7.  Candlewood Greensboro, NC                   122      $ 3,319,189      $   619,834

8.  Candlewood Hoffman Estates, IL              122      $ 2,996,229      $   760,731

9.  Candlewood Jersey City, NJ                  214      $22,000,000      $ 6,630,936

10. Candlewood San Antonio, TX                  112      $ 4,490,187      $   822,892

                                   SCHEDULE 2

                                 FORM OF BUDGET

                                (Attached Hereto)

                                   SCHEDULE 3

                                   THE LEASES



                                    - NONE -

                                   SCHEDULE 4

                              OPERATING AGREEMENTS

1.       Candlewood Pineville, NC

                  All licenses, permits and contracts received by Lender:

                           -        Mecklenberg County Cert of Occupancy                issued 3/6/97

                           -        City of Charlotte/Mecklenberg County
                                    Privilege License

                                    Expires 6/30/2002

                           -        Elevator-Cert of Operation                           issued 11/97

                           - FF&E: Telephone Lease w/AT&T at $6,628.20 per year

2.       Candlewood Tanacross, TX

                  All licenses, permits and contracts received by Lender:

                           -        City of Ft Worth Cert of Occupancy                  issued 5/1/98

                           -        Bill marked as PAID for Boiler License

                                    Boiler Invoice #2002003923  ($180)                 dated 12/14/01

                                    Boiler #199867

                           -        Bill marked as PAID for Annual Housing
                                    Permit 2000-01

                                    Invoice #16000599  ($175)                           dated 2/10/00

                                    City of Ft Worth Consumer Health Division

                           -        Bill marked as PAID for Annual Food Permit

                                    Invoice #16000599  ($210)                           dated 2/10/00

                                    City of Ft Worth Consumer Health Division

                           -        FF&E: Leased Copier at $2274.36 per year

3.       Candlewood Cary, NC

                  All licenses, permits and contracts received by Lender:

                           -        Town of Cary Cert of Occupancy                     issued 5/20/98

                                    Cert# 96-00004338

                           -        Boiler Certificate                                 expires 5/2002

                           -        State of NC Sanitation Certification
                                                                                    inspected 1/25/02

                           -        Environmental Health Permit                        issued 4/21/98

                           -        Town of Cary Privilege License                    expires 6/30/02

                           - FF&E: Telephone Lease w/AT&T at $6,628.20 per year

4.       Candlewood Auburn Hills, MI

                  All licenses, permits and contracts received by Lender:

                           -        Building Permit/Cert of Occupancy               re-issued 8/21/97

                                    Permit # 11111

5.       Candlewood Troy, MI

                  All licenses, permits and contracts received by Lender:

                           -        City of Troy Cert of Occupancy                     issued 1/27/98

6.       Candlewood Plano, TX

                  All licenses, permits and contracts received by Lender:

                           -        City of Troy Cert of Occupancy                     issued 1/27/98

7.       Candlewood Greensboro, NC

                  All licenses, permits and contracts received by Lender:

                           -        City of Greensboro Compliance/Occupancy           issued 12/22/98

                                    Bldg Permit# 9801001

                           -        Environmental Health Permit                       issued 12/22/98

                           -        City of Greensboro Privilege License              expires 6/30/02

                           -        FF&E: Leased Copier at $2,280 per year

8.       Candlewood Hoffman Estates, IL

                  All licenses, permits and contracts received by Lender:

                           -        Certificate of Occupancy                           issued 7/21/99

                                    Bldg Permit# 98-0348

                           -        Business License         issued 5/7/01            expires 4/30/02

                           -        State of Illinois Dept of Revenue                 expires 2/29/04

                                    Certificate of Registration

                           -        Certificate of Elevator Inspection              inspected 12/2001

9.       Candlewood Jersey City, NJ

                  All licenses, permits and contracts received by Lender:

                           -        Certificate of Occupancy                            issued 4/2/01

                                    Bldg Permit# 19982301

                           -        Business License #584                             expires 3/1/02*

                           -        State of NJ Certificate of Authority               issued 3/20/99

                           -        Certificate of Elevator Inspection              inspected 3/28/01

                           -        FF&E: Leased Van at $7,200 per year

10.      Candlewood San Antonio, TX

                  All licenses, permits and contracts received by Lender:

                           -        Certificate of Occupancy                           issued 3/24/99

                                    Bldg Permit# 73301B

                           -        Alarm System Permit    issued 4/30/01,            expires 4/30/03

                           -        Texas Sales and Use Tax Permit                  effective 11/1/98

                           -        Certificate of Elevator Inspection              inspected 11/2/01

                           -        (3) Boiler Certificates each inspected
                                    1/25/99, each expires 1/25/02

                                    #203222, 203221, 203220

                           -        Swimming Pool License    issued 9/18/01           expires 9/30/02

                                   SCHEDULE 5

                    DESCRIPTION OF REAL ESTATE TAX ABATEMENT

                                   SCHEDULE 6

                                  LIST OF FF&E

                                   SCHEDULE 7

                              ENVIRONMENTAL REPORTS

                                   SCHEDULE 8

                        RIGHTS OF FIRST OFFER AND REFUSAL

                                   SCHEDULE 9

                                 ZONING REPORTS

                                                       DATE OF          PZR SITE
       PROPERTIES                                   ZONING REPORT        NUMBER
       ----------                                   -------------        ------
1.     Candlewood Pineville, NC                        2/28/02           12362

2.     Candlewood Tannacross, TX                       3/01/02           12359

3.     Candlewood Cary, NC                             2/26/02           12363

4.     Candlewood Auburn Hills, MI                     3/01/02           12361

5.     Candlewood Troy, MI                             3/19/02           12358

6.     Candlewood Plano, TX                            2/27/02           12360

7.     Candlewood Greensboro, NC                       3/12/02           12365

8.     Candlewood Hoffman Estates, IL                  2/26/02           12364

9.     Candlewood Jersey City, NJ                      3/04/02           12366

10.    Candlewood San Antonio, TX                      3/15/02           12367

                                   SCHEDULE 10

                               LIST OF FF&E LEASES

                                    EXHIBIT B

            FORM OF CONSENT, SUBORDINATION AND RECOGNITION AGREEMENT